Exhibit 4.52

TAL ADVANTAGE V LLC
Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Indenture Trustee

INDENTURE

Dated as of February 27, 2013

ARTICLE I DEFINITIONS		3

Section 101.	Defined Terms	3
Section 102.	Other Definitional Provisions	3
Section 103.	Computation of Time Periods	3
Section 104.	Duties of Transition Agent	3
Section 105.	General Interpretive Principles	4
Section 106.	Statutory References	4

ARTICLE II THE NOTES		4

Section 201.	Authorization of Notes	4
Section 202.	Form of Notes; Global Notes	5
Section 203.	Execution; Recourse Obligation	6
Section 204.	Certificate of Authentication	7
Section 205.	Registration; Registration of Transfer and Exchange of Notes	7
Section 206.	Mutilated Destroyed, Lost and Stolen Notes	10
Section 207.	Delivery, Retention and Cancellation of Notes	10
Section 208.	ERISA Deemed Representations	11

ARTICLE III PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS		11

Section 301.	Principal and Interest	11
Section 302.	Trust Account	11
Section 303.	Investment of Monies Held in the Trust Account, the Excess Funding Account, each Restricted Cash Account, and each Series Accounts; Control over Eligible Investments	12
Section 304.	Reports to Noteholders	13
Section 305.	Records	14
Section 306.	Excess Funding Account	14
Section 307.	CUSIP Numbers	14
Section 308.	No Claim	14
Section 309.	Compliance with Withholding Requirements	14
Section 310.	Tax Treatment of Notes	15

ARTICLE IV COLLATERAL		15

Section 401.	Collateral	15
Section 402.	Pro Rata Interest	16
Section 403.	Indenture Trustee’s Appointment as Attorney-in-Fact	16
Section 404.	Release of Security Interest	17
Section 405.	Administration of Collateral	17
Section 406.	Quiet Enjoyment	19

ARTICLE V RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF COLLECTIONS;
	REQUISITE GLOBAL MAJORITY	19

Section 501.	Rights of Noteholders	19
Section 502.	Collections and Allocations	19
Section 503.	Determination of Requisite Global Majority	19

ARTICLE VI COVENANTS		20

Section 601.	Payment of Principal and Interest; Payment of Taxes	20
Section 602.	Maintenance of Office	20

i

Section 811.	Delay or Omission Not Waiver	36
Section 812.	Control by Requisite Global Majority or Control Party	36
Section 813.	Waiver of Past Defaults	37
Section 814.	Undertaking for Costs	37
Section 815.	Waiver of Stay or Extension Laws	37
Section 816.	Sale of Collateral	38
Section 817.	Action on Notes	38

ARTICLE IX CONCERNING THE INDENTURE TRUSTEE		39

Section 901.	Duties of the Indenture Trustee	39
Section 902.	Certain Matters Affecting the Indenture Trustee	40
Section 903.	Indenture Trustee Not Liable	41
Section 904.	Indenture Trustee May Own Notes	41
Section 905.	Indenture Trustee’s Fees and Expenses	42
Section 906.	Eligibility Requirements for the Indenture Trustee	42
Section 907.	Resignation and Removal of the Indenture Trustee	42
Section 908.	Successor Indenture Trustee	43
Section 909.	Merger or Consolidation of the Indenture Trustee	43
Section 910.	Separate Indenture Trustees, Co-Indenture Trustees and Custodians	44
Section 911.	Representations and Warranties	45
Section 912.	Indenture Trustee Offices	46
Section 913.	Notice of Event of Default	46
Section 914.	Notices	46

ARTICLE X SUPPLEMENTAL INDENTURES		47

Section 1001.	Supplemental Indentures Not Creating a New Series Without Consent of Noteholders	47
Section 1002.	Supplemental Indentures Not Creating a New Series with Consent of Noteholders	47
Section 1003.	Execution of Supplemental Indentures	49
Section 1004.	Effect of Supplemental Indentures	49
Section 1005.	Reference in Notes to Supplemental Indentures	49
Section 1006.	Issuance of Series of Notes	49

ARTICLE XI NOTEHOLDERS LISTS		50

Section 1101.	Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders	50
Section 1102.	Preservation of Information; Communications to Noteholders	50

ARTICLE XII TRUST EARLY AMORTIZATION EVENTS		51

Section 1201.	Trust Early Amortization Events	51
Section 1202.	Remedies	51

ARTICLE XIII MISCELLANEOUS PROVISIONS		51

Section 1301.	Compliance Certificates and Opinions	51
Section 1302.	Form of Documents Delivered to Indenture Trustee	52
Section 1303.	Acts of Noteholders	52
Section 1304.	Inspection	53
Section 1305.	Limitation of Right	53
Section 1306.	Severability	53
Section 1307.	Notices	54

Section 1308.		Consent to Jurisdiction	55
Section 1309.		Captions	55
Section 1310.		Governing Law	55
Section 1311.		No Petition	55
Section 1312.		WAIVER OF JURY TRIAL	55
Section 1313.		Waiver of Immunity	56
Section 1314.		Judgment Currency	56
Section 1315.		Consents and Approvals	56
Section 1316.		Counterparts	56

EXHIBIT A	-	Form of Non-Recourse Release
EXHIBIT B	-	Investment Letter (Rule 144A)
EXHIBIT C	-	Form of Control Agreement
EXHIBIT D	-	Depreciation Methods by Type of Managed Container
EXHIBIT E	-	Form of Asset Base Certificate
EXHIBIT F		Investment Letter (Institutional Accredited Investors)

APPENDIX A	-	Master Index of Defined Terms

This Indenture, dated as of February 27, 2013 (as amended, modified or supplemented from time to time as permitted hereby, this “Indenture”), between TAL ADVANTAGE V LLC, a limited liability company organized under the laws of the State of Delaware  (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the Indenture Trustee (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party, the Noteholders and each Hedge Counterparty.

GRANTING CLAUSE

To secure the payment of all Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in this Indenture and all other Transaction Documents, the Issuer hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Indenture Trustee, for the benefit of Noteholders and each Hedge Counterparty, a security interest in and to all of the Issuer’s right, title and interest in, to and under the following, whether now existing or hereafter created or acquired (other than the Excluded Property): (i) the Managed Containers (including any and all substitutions therefor acquired from time to time) and other Transferred Assets, (ii) the Trust Account, the Excess Funding Account and all amounts and Eligible Investments, Financial Assets, Investment Property, Security Entitlements and all other instruments, assets or amounts credited to any of the foregoing or otherwise on deposit from time to time in the foregoing, (iii) the Contribution and Sale Agreement, the Management Agreement and the Intercreditor Agreement, (iv) all other assets and properties of the Issuer, whether now existing or hereafter acquired, (v) all income, payments and proceeds of the foregoing and all other assets granted, assigned, conveyed, mortgaged, pledged, hypothecated and transferred to the Indenture Trustee pursuant to this clause, and (vi) all of the following, whether now existing or hereafter acquired:

(a)                                 All Accounts;

(b)                                 All Chattel Paper;

(c)                                  All Lease Agreements;

(d)                                 All Contracts;

(e)                                  All Documents;

(f)                                   All General Intangibles;

(g)                                  All Instruments;

(h)                                 All Inventory;

(i)                                     All Supporting Obligations;

(j)                                    All Equipment;

(k)                                 All Letter-of-Credit Rights;

(l)                                     All Commercial Tort Claims;

(m)                             All Investment Property;

(n)                                 All Deposit Accounts;

(o)                                 All property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power;

(p)                                 To the extent not included above and without limiting the foregoing, all Chattel Paper, all Leases and all schedules, supplements, amendments, modifications, renewals, extensions, and guarantees thereof in every case whether now owned or hereafter acquired and all amounts, rentals, proceeds and other sums of money due and to become due under the Container Related Agreements, including (in each case only to the extent related to the Managed Containers), without limitation, (i) all rentals, payments and other monies, including all insurance payments and claims for losses due and to become due to the Issuer under, and all claims for damages arising out of the breach of, any Container Related Agreement; (ii) the right of the Issuer to terminate, perform under, or compel performance of the terms of the Container Related Agreements; (iii) any guarantee of the Container Related Agreements and (iv) any rights of the Issuer in respect of any subleases or assignments permitted under the Container Related Agreements;

(q)                                 All insurance proceeds of the Collateral and all proceeds of the voluntary or involuntary disposition of the Collateral or such proceeds;

(r)                                    Any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Collateral; and

(s)                                   To the extent not otherwise included, all income and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

All of the property described in this Granting Clause is herein (but in all instances excluding the Excluded Property) collectively called the “Collateral” and as such is security for all Outstanding Obligations; provided that notwithstanding anything to the contrary in this Indenture, Collateral shall not include monies paid to the Issuer under this Indenture or under any Supplement; provided further, that  notwithstanding the foregoing Grant, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person, and (ii) no Lease in which the Lessee is a Sanctioned Person, shall, in either instance, constitute Collateral.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required as hereinafter provided.  Notwithstanding the foregoing, the Indenture Trustee does not assume, and shall have no liability to perform, any of the Issuer’s obligations under any agreement included in the Collateral and shall have no liability arising from the failure of the Issuer or any other Person to duly perform any such obligations.

The Issuer consents to Uniform Commercial Code financing statements being filed against the Issuer describing the Collateral as “all assets” or “all personal property” (or any other words of similar effect) of the Issuer.

ARTICLE I

DEFINITIONS

Section 101.                             Defined Terms.  Capitalized terms used in this Indenture shall have the meanings set forth in Appendix A hereto and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

Section 102.                             Other Definitional Provisions.  (a)  With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to such terms in the related Supplement.

(b)                                 As used in this Indenture and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

(c)                                  With respect to any Collection Period, the “related Record Date,” the “related Determination Date,” and the “related Payment Date” shall mean the Record Date occurring on the last Business Day of such Collection Period and the Determination Date and Payment Date occurring in the month immediately following the end of such Collection Period.

(d)                                 With respect to any Series of Notes, the “related Supplement” shall mean the Supplement pursuant to which such Series of Notes is issued.

(e)                                  With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter of a Person, the most recently completed fiscal quarter shall mean the most recently completed fiscal quarter for which financial statements were required hereunder to have been delivered.

(f)                                   With respect to the calculations of the ratios set forth in this Indenture, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the Manager, as the case may be.

Section 103.                             Computation of Time Periods.  Unless otherwise stated in this Indenture or any Supplement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 104.                             Duties of Transition Agent.  All of the duties and responsibilities of the Transition Agent set forth in this Indenture, any Supplement or any other Transaction Document are subject in all respects to the terms and conditions of the Transition Agent Agreement. Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledges the terms of the Transition Agent Agreement and agrees to cooperate with the Transition Agent in its execution of its duties and responsibilities.

Section 105.                             General Interpretive Principles.  For purposes of this Indenture (including Appendix A hereto) except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the defined terms in this Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

(b)                                 references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

(c)                                  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(d)                                 the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision;

(e)                                  the term “include” or “including” shall mean without limitation by reason of enumeration; and

(f)                                   When referring to Section 302 or Section 806 of this Indenture, the term “or” shall be additive and not exclusive.

Section 106.                             Statutory References.  References in this Indenture to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

ARTICLE II

THE NOTES

Section 201.                             Authorization of Notes .  (a)  The number of Series or Classes of Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of Notes shall not result in, or with the giving of notice or the passage of time or both would not result in, the occurrence of an Early Amortization Event or an Event of Default. The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture.

(b)                                 The Notes issuable under this Indenture shall be issued in such Series, and such Class or Classes within a Series, as may from time to time be created by Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series. Unless otherwise specified in the related Supplement, the Issuer intends that the Notes of the Series shall constitute a “security” within the meaning of Article 8 of the UCC.

(c)                                  Upon satisfaction of and compliance with the requirements and conditions to Closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon a request set forth in an Officer’s Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer.

Section 202.                             Form of Notes; Global Notes.  (a)  Notes of any Series or Class (other than Subject Notes) may be issued, authenticated and delivered, at the option of the Issuer, as Regulation S Global Notes, Rule 144A Global Notes, or as Definitive Notes or as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement. Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof; provided that one Note of each Class may be issued in a nonstandard denomination.  Notwithstanding any other provision of this Indenture or any Supplement thereto, Subject Notes shall only be issued in certificated form.(b)                                   If the Issuer shall choose to issue Regulation S Global Notes or Rule 144A Global Notes, such notes shall be issued in the form of one or more Regulation S Global Notes or one or more Rule 144A Global Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all Notes to be issued under the related Supplement, (ii) shall be delivered as one or more Notes held by the Book-Entry Custodian, or, if appointed to hold such Notes as provided below, the Notes shall be registered in the name of the Depositary or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such Note is a Global Note, and (iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement.

(c)                                  Notwithstanding any other provisions of this Section 202 or of Section 205, unless and until a Global Note is exchanged in whole for Definitive Notes, a Global Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depositary to a nominee of such Depositary, or (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary or in the manner specified in Section 202(d). The Depositary or the Issuer shall order the Note Registrar to authenticate and deliver any Global Notes and any Global Note for each Class of Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such Class. Noteholders shall hold their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depositary. Without limiting the foregoing, any Noteholders shall hold their respective Ownership Interests, if any, in Global Notes only through Depositary Participants.

(d)                                 If (i) the Issuer elects to issue Definitive Notes, (ii) the Depositary for the Notes represented by one or more Global Notes at any time notifies the Issuer that it is unwilling or unable to continue as Depositary of the Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed or approved by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (iii) the Indenture Trustee, at the written direction of the Control Party for a Series, elects to terminate the book-entry system through the Depositary for such Series or (iv) after an Event of Default or a Manager Default, the Control Party for a Series notifies the Depositary or Book-Entry Custodian for such Series, as the case may be, in writing that the continuation of a book-entry system through the Depositary or the Book-Entry Custodian, as the case may be, is no longer in the best interest of the Noteholders of such Series, the Issuer will promptly execute, and the Indenture Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will promptly authenticate and make available for delivery, Definitive Notes, in authorized denominations and in an aggregate principal amount equal to the principal amount of one or more Global Notes so exchanged in exchange for such one or more Global Notes or as an original issuance of Notes and this Section 202(d) shall no longer be applicable to the Notes of such Series. Upon the exchange of the Global Notes for such Definitive Notes without coupons, in authorized denominations, such Global Notes shall be canceled by the Indenture Trustee. All Definitive Notes shall be issued without coupons. Such Definitive Notes issued in exchange of the Global Notes pursuant to this Section 202(d) shall be registered in such names and in such authorized denominations as the Depositary in the case of an exchange or the Note Registrar in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. The Indenture Trustee may conclusively rely on any such instructions furnished by the Depositary or the Note Registrar, as the case may be, and shall not be liable for any delay in delivery of such instructions. The Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered.

(e)                                  As long as the Notes Outstanding are represented by one or more Global Notes:

(1)                                 the Note Registrar and the Indenture Trustee may deal with the Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Note Owners;

(2)                                 the rights of Note Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Note Owners and the Depositary or the Depositary Participants. Unless and until Definitive Notes are issued, the Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments of principal of, and interest on, the Notes to such Depositary Participants; and

(3)                                 whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the voting rights of a particular Series, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Depositary Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes (or Class of Notes) and has delivered such instruction to the Indenture Trustee.

(f)                                   Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to the Noteholders, the Indenture Trustee shall give all such notices and communications to the Depositary.

(g)                                  The Indenture Trustee is hereby appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depositary authorizing it to act as such.  If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee or, if it so elects, the Depositary shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Issuer shall have the rights to inspect, and to obtain copies of, any Notes held as Global Notes by the Book-Entry Custodian.

(h)                                 The provisions of Section 205(g) shall apply to all transfers of Definitive Notes, if any, issued in respect of Ownership Interests in the Rule 144A Global Notes.

Section 203.                             Execution; Recourse Obligation.  The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer.  The Notes shall be dated the date of their authentication by the Indenture Trustee.

In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

All Notes and the interest and other amounts payable thereon shall be full recourse obligations of the Issuer and shall be secured by all of the Issuer’s right, title and interest in the Collateral. The Notes shall never constitute obligations of the Indenture Trustee, the Manager, the Seller or of any shareholder or any Affiliate of the Seller (other than the Issuer) or any member of the Issuer, or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes. Except as provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

Section 204.                             Certificate of Authentication.  No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related Supplement. Such certificate on any Note shall be conclusive evidence and the only competent evidence that the Note has been duly authenticated and delivered hereunder. At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes. It shall not be necessary that the same signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

Section 205.                             Registration; Registration of Transfer and Exchange of Notes.

(a)                                 The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the “Note Register”).  The Issuer hereby appoints the Indenture Trustee as its registrar (the “Note Registrar”) and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to the Manager upon its request. The names and addresses of the Noteholders and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register. The Person in whose name any Note is so registered shall be deemed and treated as the owner and Noteholder thereof for all purposes of this Indenture, and none of the Indenture Trustee, the Note Registrar or the Issuer shall be affected by any notice or knowledge to the contrary.

(b)                                 Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the Person that was the Noteholder thereof on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office of the Indenture Trustee in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts.

(c)                                  Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the Noteholder by written notice (given at least ten (10) days prior to the applicable Payment Date) to the Indenture Trustee, all amounts payable to such Noteholder may be paid either (i) by crediting the amount to be distributed to such Noteholder to an account maintained by such Noteholder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such Noteholder maintained at such bank, or (ii) by mailing a check to such address as such Noteholder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee (except in the case of final payment).

(d)                                 All payments on the Notes shall be paid to the Noteholders by wire transfer of immediately available funds for receipt prior to 2:00 p.m. (New York City time) on the related Payment Date. Any such payments received by the Noteholders after 2:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day; provided, however, that if the Issuer has deposited the required funds with the Indenture Trustee by close of business one (1) Business Day prior to the Payment Date, then the Issuer shall be deemed to have made such payment at the time so required on such date.  Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Noteholder by written notice to the Indenture Trustee, all amounts payable to such registered Noteholder may be paid by mailing a check to such address as such Noteholder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee (except in the case of final payment).

(e)                                  Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Indenture Trustee, upon written request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class, of any authorized denominations and of alike aggregate original principal amount.

(f)                                   All Notes issued upon any registration of transfer or exchange of Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and the relevant Supplement, as the Notes surrendered upon such registration of transfer or exchange.

(g)                                  Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Indenture Trustee duly executed, by the Noteholder thereof or his attorney duly authorized in writing.

(h)                                 Any service charge, fees or expenses made or expense incurred by the Indenture Trustee for any such registration of transfer or exchange referred to in this Section 205 shall be paid by the applicable Noteholder. The Indenture Trustee or the Issuer may require payment by the applicable Noteholder of a sum sufficient to cover any tax, expense or other governmental charge payable in connection therewith.

(i)                                     Unless otherwise specified in the related Supplement, no transfer of any Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositary or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) an Investment Letter signed by such Noteholder and such Noteholder’s prospective transferee; or (ii) an Opinion of Counsel satisfactory to the Indenture Trustee and the Issuer to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer or any Affiliate thereof or of the Depositary, the Manager, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective transferee on which such Opinion of Counsel is based. If such a transfer of any interest in a Global Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit B hereto in respect of such interest as if it was evidenced by a Definitive Note and the transferee will be deemed to have made each of the representations and warranties set forth in either Exhibit B hereto in respect of such interest as if it was evidenced by a Definitive Note. None of the Depositary, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without such registration or qualification.  Any Noteholder or Note Owner desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositary, the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if any transfer made in accordance with the preceding sentence did in fact require registration under the Securities Act.

(j)                                    If Notes are issued or exchanged in definitive form under Section 202, such Notes will not be registered by the Indenture Trustee unless each prospective initial Noteholder acquiring a Note, each prospective transferee acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest in Notes (each, a “Prospective Owner”) acquiring such beneficial interest provides the Manager, the Issuer, the Indenture Trustee and any successor Manager with a written representation to the effect set forth in either (A) with respect to any Warehouse Notes, the first sentence of Section 208 or (B) with respect to any Term Note, either subsection (i) or (ii) of the second sentence of Section 208.

(k)                                 No sale, assignment or other transfer of a Note shall be effective or deemed effective if such sale, assignment or other transfer is to a Competitor (as determined by the Issuer).  Neither the Indenture Trustee nor the Issuer is under any obligation to register the Notes under the Securities Act or any other securities law or to bear any expense with respect to such registration by any other Person or monitor compliance of any transfer with the securities laws of the United States regulations promulgated in connection thereto or ERISA.

(l)                                     Any Note for which an Opinion of Counsel has not been rendered to the Issuer to the effect that such Note constitutes debt for United States federal income tax purposes (a “Subject Note”) shall be subject to the limitations of this Section 205(l).  No Subject Notes may be transferred, and no transfer (or purported transfer) of all or any part of a Subject Note (or any direct or indirect economic or beneficial interest therein) (a “Transferred Note”) whether to another Noteholder or to a Person that is not a Noteholder (a “Transferee”), shall be effective, and to the greatest extent permitted under Applicable Law any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a Holder of a Subject Note, unless:  (i) the Transferee provides the Note Registrar with its representations and warranties made for the benefit of the Issuer to the effect that:  (A) either (I) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow-through entity”) or (II) if it is or becomes a flow-through entity, then (x) none of the direct or indirect beneficial owners of any of the interests in the Transferee have or ever will have all or substantially all the value of its interest in the Transferee attributable to the interest of the Transferee in any Transferred Note, any other Notes, other interest (direct or indirect) in the Issuer, or any interest created under this Indenture and (y) it is not and will not be a principal purpose of the arrangement involving the investment of the Transferee in any Transferred Note to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code, (B) the Transferee will not sell, assign, transfer or otherwise convey any participating interest in any Note or any financial instrument or contract the value of which is determined by reference in whole or in part to any Note, (C) it is not acquiring and will not sell, transfer, assign, participate, pledge or otherwise dispose of any Transferred Note(s) (or interest therein) or cause any Transferred Note(s) (or interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b) of the Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, and (D) in the case of Subject Notes other than the Series 2013-1 Notes that it is a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code, and (ii) after such transfer there would be no more than 90 members of the limited liability company that is the Issuer (including as members, solely for purposes of this Section 205(l), Holders of any Subject Notes and any other instruments subject to the transfer restrictions of this Section 205(l)).  The Issuer shall not recognize any prohibited Transfer described in this paragraph either (i) by redeeming the transferor’s interest, or (ii) by admitting the Transferee as such a member or otherwise recognizing any right of the Transferee (including, without limitation, any right of the Transferee to receive payments or other distributions from the Issuer, directly or indirectly).

Section 206.                             Mutilated Destroyed, Lost and Stolen Notes.

(a)                                 If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Manager and the Indenture Trustee harmless, then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

(b)                                 If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (as defined in the UCC) of the original Note in lieu of which such replacement Note was issued (or such payment was made) presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any and all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c)                                  The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge that may be incurred by the Indenture Trustee or the Issuer in connection therewith. Any Note issued under the provisions of this Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series and Class. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 207.                             Delivery, Retention and Cancellation of Notes.  Each Noteholder is required, and hereby agrees, to return to the Indenture Trustee, such return to be completed prior to the receipt of such payment, any Note on which the final payment due thereon is to be made. Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed canceled, and shall no longer be Outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee.  Matured Notes delivered prior to final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be canceled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such canceled Notes. If the Indenture Trustee shall acquire, for its own account, any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes. Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

Section 208.                             ERISA Deemed Representations.  Each prospective initial Noteholder and each Prospective Owner of a Warehouse Note will be deemed to have represented and warranted by such purchase that it is not acquiring the Warehouse Note with the plan assets of a Benefit Plan Investor.  Each prospective initial Noteholder and each Prospective Owner of a Term Note will be deemed to have represented and warranted by such purchase that either (i) it is not acquiring the Term Notes with the plan assets of a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the Term Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law.

ARTICLE III

PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

Section 301.                             Principal and Interest.  Distributions of principal, premium, if any, and interest on any Series or Class of Notes shall be made to Noteholders of each Series and Class as set forth in Section 302 of this Indenture and in the related Supplement.  Additional interest calculated at the Default Rate shall be payable with respect to any payment of principal and/or interest on any Note which is not paid when due.  The maximum Default Rate for any Note of any Series shall be equal to the sum of (i) two percent (2%) per annum, plus (ii) the interest rate for such Note immediately prior to the occurrence of the relevant Event of Default.  Except as set forth in any Supplement, all interest payable on the Notes and all commitment and other fees payable to the Noteholders shall be computed on the basis of a 360-day year for the actual number of days which have elapsed in the relevant calculation period.

Section 302.                             Trust Account.  (a)  The Issuer shall establish and maintain so long as any Outstanding Obligation remains unpaid the Trust Account into which the Issuer shall deposit (or cause to be deposited) all of the following amounts:  (i) all amounts representing Estimated Net Operating Income (and adjustments thereof), Casualty Proceeds and Sales Proceeds (other than Sales Proceeds resulting from the sale of the Containers and Leases sold at the direction of a Liquidating Series pursuant to Section 804(b) hereof) with respect to the Managed Containers received from the Manager pursuant to the terms of the Management Agreement, (ii) all Manager Advances, and (iii) other payments specified to be deposited therein pursuant to the terms of this Indenture and the other Transaction Documents.  Such Trust Account shall be established and maintained with the Corporate Trust Office of the Indenture Trustee in trust for the Indenture Trustee, on behalf of the Noteholders and each Hedge Counterparty, until all Outstanding Obligations are paid in full. The Trust Account shall at all times be an Eligible Account, shall be in the name of the Issuer and shall be pledged to the Indenture Trustee pursuant to the terms of this Indenture. The Issuer shall not establish any additional Trust Accounts without (in each instance) prior written notice to the Indenture Trustee.

(b)                                 The Issuer shall cause the Manager to deposit into the Trust Account in accordance with the provisions of Section 5.1 and 5.2 of the Management Agreement amounts representing the Estimated Net Operating Income (and adjustments thereof), Casualty Proceeds and Sales Proceeds (other than Sales Proceeds resulting from the sale of the Containers and Leases sold at the direction of a Liquidating Series pursuant to Section 804(b) hereof) with respect to the Managed Containers.  The Manager shall be permitted to require the Indenture Trustee to withdraw from amounts on deposit in the Trust Account on each Payment Date, or otherwise net out from amounts otherwise required to be deposited by the Manager in the Trust Account in accordance with the provisions of Section 5.1 and 5.2 of the Management Agreement, the amount of any Management Fees or Management Fee Arrearage that would otherwise be due and payable on the immediately succeeding Payment Date.

(c)                                  On or prior to each Determination Date, the Issuer shall cause the Manager, pursuant to Section 4.1.2 of the Management Agreement, to prepare and deliver the Manager Report.  On each Payment Date, the Indenture Trustee, based on the Manager Report (upon which Manager Report the Indenture Trustee shall be entitled to conclusively rely), shall distribute from the Trust Account to the Series Account for each Series of Notes then Outstanding (other than a Liquidation Deficiency Series), an amount equal to the product of (i) the Available Distribution Amount and (ii) the Series Collection Allocation Percentage for such Series on such Determination Date.

(d)                                 The Sales Proceeds resulting from a partial sale of Collateral made in accordance with the provisions of Section 804(b) of this Indenture shall be deposited directly into the Series Account for each Liquidating Series and such Sales Proceeds shall not be subject to the allocation procedures set forth in Section 302(c).

(e)                                  If any Series has more than one Class of Notes then Outstanding, then the allocation of the Available Distribution Amount performed in accordance with Section 302(c) shall be calculated without regard to the payment priorities of the Classes of Notes within such Series.  Once the Available Distribution Amount has been allocated to each Series, then that portion of the Available Distribution Amount allocable to such Series shall be paid to each Class of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

(f)                                   The Issuer shall have the right, but not the obligation, to make (or to direct the Indenture Trustee to make) principal payments on any Series of Notes and payments of other Outstanding Obligations from some or all of (i) amounts that are payable or have been paid to the Issuer pursuant to this Section 302, (ii) amounts that the Issuer receives from advances or draws under any Series of Warehouse Notes, (iii) proceeds of the issuance of any Series of Notes, (iv) cash and Eligible Investments on deposit in the Excess Funding Account and (v) other funds held by the Issuer.  Without limiting the foregoing, at the direction of the Issuer, amounts and proceeds contemplated by the preceding sentence may be included in distributions in respect of principal payments on the Notes of one or more Series and payments of other Outstanding Obligations pursuant to Section 302(c).

Section 303.                             Investment of Monies Held in the Trust Account, the Excess Funding Account, each Restricted Cash Account, and each Series Accounts; Control over Eligible Investments.

(a)                                 The Indenture Trustee shall invest any cash deposited in the Trust Account, the Excess Funding Account, each Restricted Cash Account, and each Series Account in such Eligible Investments as the Issuer shall direct in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Payment Date. If the Indenture Trustee has not received written instructions from the Issuer by 2:30 p.m. (New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, the Issuer hereby instructs the Indenture Trustee to invest such funds in overnight investments of the type described in clause (vi) of the definition of Eligible Investments.  Eligible Investments shall be made in the name of the Securities Intermediary, and subject to the terms of the Control Agreements.  Any earnings on Eligible Investments in the Trust Account, the Excess Funding Account, each Restricted Cash Account, and each Series Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement. The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303.

(b)                                 Each of the Issuer and the Securities Intermediary shall enter into control agreements (each a “Control Agreement”, collectively, the “Control Agreements”) substantially in the form of Exhibit C hereto (i) on or prior to the Closing Date, for each of the Trust Account and the Excess Funding Account and (ii) on or prior to the Issuance Date of each Series of Notes, for each Series Accounts and the Restricted Cash Account for such Series.  At all times on and after the Closing Date, each such account shall be the subject of a Control Agreement.

(c)                                  Each of the Trust Account, the Excess Funding Account, each Restricted Cash Account, and each Series Account shall be established with the Indenture Trustee in the name of the Issuer and, so long as any Outstanding Obligation remains unpaid, shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the financial institution fulfilling the role of the Indenture Trustee are rated not less than the Required Deposit Rating, or (B) such accounts are maintained at the Corporate Trust Office of the Indenture Trustee.  If neither of the conditions set forth in clause (A) or clause (B) of the immediately preceding sentence is fulfilled, then all such accounts shall be promptly relocated to an Eligible Institution and all actions shall be taken in order to perfect the lien of the Indenture Trustee in each such account.

(d)                                 If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Trust Account, the Excess Funding Account, each Restricted Cash Account, any Series Account or in any Financial Asset credited thereto, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, each Hedge Counterparty and the Issuer thereof.

(e)                                  The Indenture Trustee shall make withdrawals and payments from each of the Trust Account, the Excess Funding Account, each Restricted Cash Account and the Series Accounts and apply such amounts in accordance with the provisions of the Manager Report and, in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority (with a copy to each Hedge Counterparty and the Issuer).

(f)                                   The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Account, the Excess Funding Account, any Restricted Cash Account or any Series Account unless the security interest of the Indenture Trustee in such account and any funds or investments held therein shall continue to be perfected without any further action by any Person.

Section 304.                             Reports to Noteholders.  The Indenture Trustee shall promptly upon the receipt thereof, make available to each Noteholder, the Transition Agent, the Depositary and each Hedge Counterparty, a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to the Contribution and Sale Agreement, the Indenture (including any Supplements issued pursuant thereto), the Transition Agent Agreement, a Note Purchase Agreement or the Management Agreement, by posting copies thereof on its password-protected website (www.CTSLink.com) or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Noteholder, the Transition Agent, the Depository and each Hedge Counterparty; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 304 until it has received the requisite information from the applicable party.  The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.  In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee shall not be liable for the dissemination of information in accordance with the terms of this Indenture.

Section 305.                             Records.  The Indenture Trustee shall cause to be kept and maintained customary records pertaining to the Trust Account, the Excess Funding Account, each Restricted Cash Account and each Series Account and all receipts and disbursements therefrom. The Indenture Trustee shall deliver or make available electronically monthly an accounting thereof in the form of a trust statement to the Issuer, the Seller, the Transition Agent and the Manager and each Hedge Counterparty.

Section 306.                             Excess Funding Account.  (a)  The Issuer shall establish on or prior to the Closing Date, and shall thereafter maintain so long as any Outstanding Obligation remains unpaid, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be designated as the Excess Funding Account, which account shall be held by the Indenture Trustee for the benefit of the Noteholders of all Series of Notes pursuant to the terms of this Indenture and the related Supplements.  Any and all monies on deposit in the Excess Funding Account shall be invested in Eligible Investments in accordance with this Indenture and shall be distributed in accordance with this Section 306.

(b)                                 On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), deposit into the Excess Funding Account, all amounts designated for deposit therein in accordance with the terms of the Supplement for any Series of Notes then Outstanding.  In addition, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), deposit into the Excess Funding Account additional funds from time to time.

(c)                                  On each Payment Date on which no Event of Default or Asset Base Deficiency is existing, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), withdraw funds from the Excess Funding Account and deposit such funds into the Trust Account, which funds will be included in the calculation of the Available Distribution Amount for such Payment Date.

Section 307.                             CUSIP Numbers.  The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.

Section 308.                             No Claim.  Indemnities payable to the Indenture Trustee, the Manager, the Independent Director Provider, the Transition Agent and any other Person, shall be non-recourse to the Issuer and shall not constitute a claim (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral in the event such amounts are not paid in accordance with the terms of this Indenture or in accordance with any Supplement.

Section 309.                             Compliance with Withholding Requirements.  Notwithstanding any other provision of this Indenture, the Issuer and Indenture Trustee shall comply with all United States federal income tax withholding requirements (without any corresponding gross-up) with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Issuer or the Indenture Trustee reasonably believes are subject to withholding under the Code. The consent of Noteholders shall not be required for any such withholding.

Section 310.                             Tax Treatment of Notes.  The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for United States federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder and beneficial owner of a Note, by its acceptance of its Note or of a beneficial interest therein, will be deemed to, agree to treat the Notes as indebtedness for United States federal, state and local income, single business and franchise tax purposes.

ARTICLE IV

COLLATERAL

Section 401.                             Collateral.  (a)  The Notes and all other Outstanding Obligations shall be obligations of the Issuer as provided in Section 203 hereof. The Indenture Trustee, on behalf of the Noteholders and each Hedge Counterparty, shall also have the benefit of, and the Outstanding Obligations shall be secured by and be payable from, the Issuer’s right, title and interest in the Collateral. The income, payments and proceeds of such Collateral shall be allocated to each such Person strictly in accordance with the applicable payment priorities set forth in this Indenture or the applicable Supplement.

(b)                                 Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Lease, as the case may be.

(c)                                  The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement.  So long as the Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation, and to take all such actions with respect to the Collateral as the Manager may reasonably request in accordance with the express provisions of the Management Agreement; provided, however, that the Indenture Trustee shall be entitled to receive from the Manager reasonable compensation and cost reimbursement for any such action. Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases of the Managed Containers in accordance with the provisions of the Management Agreement and deposit such amounts into the Trust Account in accordance with the provisions of the Management Agreement. Any Proceeds received directly by the Issuer in payment of any Account or Leases with respect to, or in payment for or in respect of, any of the Managed Containers or on account of any of the Contracts to which the Issuer is a party shall be promptly deposited by the Issuer in precisely the form received (with all necessary endorsements) in the Trust Account in accordance with the provisions of the Management Agreement, and until so deposited shall be deemed to be held in trust by the Issuer for the Indenture Trustee and shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided. If (i) an Event of Default has occurred, (ii) any Sale of the Collateral pursuant to Section 816 hereof shall have occurred or (iii) a Manager Default has occurred, the Issuer shall at the request of the Indenture Trustee, acting with the consent of or at the direction of the Requisite Global Majority (or, in the case of a partial sale of Collateral in accordance with Section 804(b) hereof, the Control Party for the applicable Liquidating Series), to the extent practicable, deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all Leases and other documents evidencing, and relating to, the sale, lease and delivery of such Managed Containers and the Issuer shall, to the extent practicable, deliver originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created any Accounts, including, without limitation, all original orders, invoices and shipping receipts.

Section 402.                             Pro Rata Interest.

(a)                                 Except as expressly provided for herein or in any Supplement, the Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Supplement. All Notes of a particular Class issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series and Class at any time Outstanding (including Notes owned by the Seller and its Affiliates, other than the Issuer) shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

(b)                                 If the conditions specified in Section 701 of this Indenture are met with respect to such Series of Notes, the security interest, and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void, and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever.

Section 403.                             Indenture Trustee’s Appointment as Attorney-in-Fact.

(a)                                 The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time, for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; provided, however, that the Indenture Trustee has no obligation or duty to take such action or to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute, if applicable) in connection with the grant or security interest in the Collateral hereunder.

(b)                                 The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403 unless an Event of Default shall have occurred and then be continuing. The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes are paid and performed in full.

(c)                                  The powers conferred on the Indenture Trustee hereunder are solely to protect the Indenture Trustee’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

(d)                                 The Issuer also authorizes (but does not obligate) the Indenture Trustee to (i) so long as a Manager Default is continuing and a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, communicate in its own name, or to direct any other Person, including the Manager or a replacement Manager, to communicate with any party to any Contract or Lease relating to a Managed Container and (ii) so long as an Event of Default is continuing, and a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, execute in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)                                  If the Issuer fails to perform or comply with any of its agreements contained herein and a Responsible Officer of the Indenture Trustee shall receive notice of such failure, the Indenture Trustee, with the consent of the Requisite Global Majority, shall cause performance or compliance, or acting at the direction of the Requisite Global Majority shall perform or comply, with such agreement; provided, however, that the Indenture Trustee shall have no obligation to so perform or comply if it has reasonable grounds to believe that payment of its expenses and interest thereon (as set forth in the following sentence) is not reasonably assured. The reasonable and documented expenses, including reasonable and documented attorneys’ fees and expenses, of the Indenture Trustee incurred in connection with such performance or compliance, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby and shall be paid in accordance with the provisions of the Supplements or Section 806 hereof.

Section 404.                             Release of Security Interest.  The Indenture Trustee, at the written direction of the Manager, shall release from the Lien of this Indenture, any Managed Container and the Related Assets sold or transferred pursuant to Section 606(a) hereof. In effectuating such release, the Indenture Trustee shall be provided with and entitled to rely on: (A) so long as no Early Amortization Event is then continuing, a written direction of the Manager (with a copy to the Transition Agent) identifying each Managed Container or other items to be released from the Lien of this Indenture in accordance with the provisions of this Section 404 accompanied by an Asset Base Certificate, or (B) if an Early Amortization Event is then continuing, all of the following: (i) the items set forth in (A), (ii) a certificate from the Manager (with a copy to the Transition Agent) stating that such release is in compliance with Sections 404 and 606(a) hereof and (iii) a written direction from the Requisite Global Majority approving such release.

The Indenture Trustee will, promptly upon receipt of such certificate from the Manager and at the Issuer’s expense, execute and deliver to the Issuer, the Seller or the Manager, as appropriate, each Hedge Counterparty and the Transition Agent, a non-recourse certificate of release substantially in the form of Exhibit A hereto and such additional documents and instruments (including, but not limited to, UCC termination filings) as that Person may reasonably request to evidence the termination and release from the Lien of this Indenture of such Managed Container and the Related Assets.

Section 405.                             Administration of Collateral.  (a) The Indenture Trustee shall as promptly as practicable notify the Noteholders, each Hedge Counterparty and the Transition Agent of any Manager Default of which a Responsible Officer has actual knowledge. If a Manager Default shall have occurred and then be continuing, the Indenture Trustee, at the written direction of the Requisite Global Majority, shall deliver to the Manager (with a copy to the Transition Agent, each Hedge Counterparty and each Rating Agency) a Manager Termination Notice terminating the Manager of its responsibilities in accordance with the terms of the Management Agreement.  In addition, upon the occurrence of a Back-up Manager Event, the Transition Agent shall solicit bids for a Back-up Manager pursuant to Section 3.11 of the Management Agreement. If a Back-up Manager shall not have assumed the duties of the Manager as a replacement Manager pursuant to a Back-up Management Agreement, or the Requisite Global Majority is unable to locate and qualify a replacement Manager acceptable to the Requisite Global Majority, in either case within sixty (60) days after the date of delivery of the Manager Termination Notice, then the

Indenture Trustee may (and shall, upon the direction of the Requisite Global Majority) appoint, or petition a court of competent jurisdiction to appoint, a company acceptable to the Requisite Global Majority, having a net worth of not less than $5,000,000 and whose regular business includes equipment leasing or servicing, as the successor to the Manager of all or any part of the responsibilities, duties or liabilities of the Manager under the Management Agreement and the other Transaction Documents to which it is a party.  In no event shall either the Indenture Trustee or the Transition Agent be required to act as Manager or Back-up Manager hereunder.  The Manager shall continue to fulfill its duties and responsibilities as Manager until such time as its replacement is appointed and has assumed such responsibilities. The replaced Manager shall not be entitled to receive any compensation for any period after the effective date of such replacement, but shall be entitled to receive compensation for services rendered through the effective date of such replacement except to the extent that it is unable to fulfill such duties pending the appointment of a replacement Manager.  In connection with the appointment of a replacement Manager, the Indenture Trustee or Transition Agent may, with the written consent of the Requisite Global Majority, make such arrangements for the compensation of such replacement Manager out of Collections as the Indenture Trustee, the Requisite Global Majority and such replacement Manager shall agree; provided, however, that no such revised compensation shall be in excess of the Management Fees permitted the Manager under the Management Agreement and the arrangement for reimbursement of expenses shall be no more favorable than that set forth in the Management Agreement unless the Requisite Global Majority shall approve such higher amounts; provided, further, that in no event shall any of the Indenture Trustee, any Hedge Counterparty or the Transition Agent be liable to any replacement Manager for the Management Fees or any additional amounts (including expenses and indemnifications) payable to such replacement Manager, either pursuant to the Management Agreement or otherwise. The Indenture Trustee and such successor shall take such action, consistent with the Management Agreement, as shall be necessary to effectuate any such succession including exercising the power of attorney granted by the Manager pursuant to Section 9.4 of the Management Agreement.

(b)                                 So long as a Manager Default has occurred and a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, the Indenture Trustee may and shall, if directed in writing by the Requisite Global Majority, after first notifying the Issuer of its intention to do so, notify Account Debtors of the Issuer (and the Issuer hereby agrees to provide the Indenture Trustee all commercially reasonable information to identify and locate such Account Debtors), parties to the Contracts of the Issuer, obligors in respect of Instruments of the Issuer and obligors in respect of Chattel Paper of the Issuer that the Accounts and the right, title and interest of the Issuer in and under such Contracts, Instruments, and Chattel Paper (to the extent related to the Managed Containers) have been pledged to Indenture Trustee and that payments shall be made directly to the Indenture Trustee or the Trust Account; provided that a replacement Manager appointed pursuant to this Section 405 shall unless otherwise directed by the Requisite Global Majority exercise all of the foregoing rights, and that pending appointment of such replacement Manager, the then current Manager shall, unless otherwise directed by the Requisite Global Majority, be permitted to exercise such rights until the replacement Manager assumes the responsibility of the Manager.  Upon the request of the Requisite Global Majority, the Issuer shall, or shall direct Manager to, so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper.  So long as a Manager Default has occurred and a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, the Indenture Trustee shall at the written direction of the Requisite Global Majority communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

(c)                                  Upon a Responsible Officer’s obtaining actual knowledge or the actual receipt of written notice by the Indenture Trustee that any repurchase obligations of the Seller under Section 3.03 of the Contribution and Sale Agreement have arisen, the Indenture Trustee shall notify each Rating Agency, each Hedge Counterparty and the Transition Agent of such event and shall enforce such repurchase obligations at the written direction of the Requisite Global Majority.

(d)                                 Neither the Indenture Trustee nor the Transition Agent shall have any obligation to take any of the actions specified in Section 405(a), Section 405(b) or Section 405(c) unless the Indenture Trustee and/or the Transition Agent (as applicable) shall have security or indemnity reasonably satisfactory to it against the costs and expenses which may be incurred by the Indenture Trustee and/or the Transition Agent (as applicable) in taking such actions.

Section 406.                             Quiet Enjoyment.  The security interest hereby granted to the Indenture Trustee by the Issuer is subject to the right of any lessee to the quiet enjoyment of the related Managed Container so long as such lessee is not in default under the Lease therefor.

ARTICLE V

RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF COLLECTIONS; REQUISITE GLOBAL MAJORITY

Section 501.                             Rights of Noteholders.  The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections and other Available Distribution Amounts allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement and (ii) funds on deposit in each Series Account and each Restricted Cash Account for such Series. Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the Noteholders of a Series or Class shall not have any interest in any Series Account (or monies or Eligible Investments on deposit therein) or any Restricted Cash Account (or monies or Eligible Investments on deposit therein) for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the Transaction Documents executed in connection with such Series.

Section 502.                             Collections and Allocations.  With respect to each Collection Period, Collections and other Available Distribution Amounts on deposit in the Trust Account will be allocated to the Series Account for each Series then Outstanding in accordance with Article III of this Indenture and the related Supplement.

Section 503.                             Determination of Requisite Global Majority.  A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement or any other Transaction Document if the Control Party or Control Parties representing more than fifty percent (50%) of the sum of the Existing Commitments of all Series of Outstanding Notes (but excluding any Liquidation Deficiency Series) shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be).  The Indenture Trustee shall be responsible for identifying the Requisite Global Majority in accordance with the terms of this Section 503 based on information provided by the Note Registrar.    For purposes of determining the Requisite Global Majority, any Liquidating Series shall be excluded from such calculation.

ARTICLE VI

COVENANTS

For so long as any Outstanding Obligations have not been paid or performed, the Issuer shall observe each of the following covenants:

Section 601.                             Payment of Principal and Interest; Payment of Taxes.  (a)  The Issuer will duly and punctually pay the principal of, and interest, on the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement.

(b)                                 The Issuer will take all actions as are necessary to insure that all taxes, assessments and governmental levies that are payable by the Issuer are paid when due except (i) such as are contested in good faith and by appropriate proceedings and (ii) if the failure to make such payment is not adverse in any material respect to the Noteholders and does not give rise to any Liens other than Permitted Encumbrances.

Section 602.                             Maintenance of Office.  As of the Closing Date, the Issuer’s only “place of business” within the meaning of Section 9-307 of the UCC is located at its address set forth in Section 1307. The Issuer shall not establish a new place of business or location for its chief executive office or change its jurisdiction of formation unless (i) the Issuer shall provide each of the Indenture Trustee, each Rating Agency, the Transition Agent and each Hedge Counterparty not less than thirty (30) days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee, the Transition Agent, each Hedge Counterparty may reasonably request, (ii) not less than fifteen (15) days prior to the effective date of such relocation, the Issuer shall have taken, at its own cost, all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution of the Containers to the Issuer, and shall have delivered to the Indenture Trustee, the Transition Agent and each Hedge Counterparty copies of all filings required in connection therewith and (iii) the Issuer has delivered to the Indenture Trustee, the Transition Agent, each Hedge Counterparty and each Rating Agency, one or more Opinions of Counsel satisfactory to the Requisite Global Majority, stating that, after giving effect to such change of location: (A) the Seller and the Issuer will not, pursuant to applicable Insolvency Law, be substantively consolidated in the event of any Insolvency Proceeding by, or against, the Seller, (B) under applicable Insolvency Law, the transfers of Transferred Assets made in accordance with the terms of the Transaction Documents will be treated as a “true sale” in the event of any Insolvency Proceeding by, or against, the Seller and (C) either (1) in the opinion of such counsel, all registration of charges, financing statements, or other documents of similar import, and amendments thereto have been executed (if applicable) and filed that are necessary to perfect the interest of the Issuer and the Indenture Trustee in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest; provided that the opinions required in this Section 602(iii)(A) and (B) shall not be required unless the Issuer establishes a new place of business outside of the United States or a location for its chief executive office outside of the United States or changes its jurisdiction of formation to a location outside of the United States.

Section 603.                             Corporate Existence.  The Issuer will keep in full effect its existence, rights and franchises as a limited liability company organized under the laws of the State of Delaware, and will obtain and preserve its qualification in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements and the Notes except where the failure to obtain or preserve such qualification is not reasonably expected to result in a Material Adverse Change.

Section 604.                             Protection of Collateral.  The Issuer will from time to time execute (if applicable) and deliver all financing statements, all amendments thereto and continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the Indenture Trustee, the Transition Agent or any Hedge Counterparty, take such other action necessary or advisable to:

(a)                                 maintain or preserve the Lien of this Indenture (and the priority thereof) including executing and filing such documents as may be required under any international convention for the perfection of interests in Managed Containers that may be adopted subsequent to the date of this Indenture;

(b)                                 perfect, publish notice of, and protect the validity of the security interest in the Collateral created pursuant to this Indenture;

(c)                                  enforce any of the items of the Collateral;

(d)                                 preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders); and

(e)                                  pay any and all taxes levied or assessed upon all or any part of the Collateral, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Noteholders.

In furtherance of clauses (b) and (c) above, the Issuer hereby agrees that if at any time subsequent to a Closing Date there is a change in Applicable Law (or a change in the interpretation of Applicable Law as in effect on such Closing Date) which, in the reasonable judgment of the Requisite Global Majority, may affect the perfection of the Indenture Trustee’s security interest in the Collateral, then the Issuer shall, within thirty (30) days after request from the Requisite Global Majority, furnish to the Indenture Trustee, the Transition Agent and each Rating Agency, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of this Indenture, any Supplements hereto and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by this Indenture and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplements hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are required to maintain the lien and security interest of this Indenture.

Section 605.                             Performance of Obligations.

(a)                                 Except as otherwise permitted by this Indenture, the Management Agreement or the Contribution and Sale Agreement, the Issuer will not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument; provided that, nothing in this Indenture shall prohibit the Issuer, or the Manager on the Issuer’s behalf, from renegotiating, amending or consenting to waivers to Leases in accordance with the terms of the Management Agreement.

(b)                                 Nothing in this Indenture or any Supplement shall be construed as requiring the consent of the Indenture Trustee or any Noteholder for the exercise by any Hedge Counterparty of its rights to (i) terminate the related Hedge Agreement in accordance with its terms in the event of any event of default or termination event (however defined) under such Hedge Agreement, (ii) undertake any permitted transfer under any Hedge Agreement, or (iii) reduce the notional amount in accordance with the terms of any Hedge Agreement in the event of a notional reduction event (however defined).

Section 606.                             Negative Covenants.  The Issuer will not, without the prior written consent of the Requisite Global Majority:

(a)                                 at any time sell, transfer, exchange or otherwise dispose of any of the Collateral, except as follows:

(i)                                     in connection with a sale, conveyance or transfer pursuant to the provisions of Section 612 or Section 816 hereof; or

(ii)                                  in connection with a substitution or repurchase of Managed Containers as permitted or required in accordance with the terms of the Contribution and Sale Agreement; or

(iii)                               sales of Managed Containers (including any such sales resulting from the sell/repair decision of the Manager) to unaffiliated third parties that are not Sanctioned Persons, and to the extent that such sales are on terms and conditions that would be obtained in an ordinary course, arms-length transaction, to Affiliates regardless of the sales proceeds realized from such sales so long as an Asset Base Deficiency is not then continuing or would result from such sale of Managed Containers after giving effect to the application of the proceeds of such sales; provided, however, that (x) after giving effect to each such sale, the Issuer shall be in compliance with Section 628 hereof (and the Issuer shall provide each Interest Rate Hedge Provider notice of any such sale) and (y) if an Early Amortization Event has occurred and is continuing or would result from any such sale (after giving effect to the application of the proceeds thereof), no such sale may be made to an Affiliate under this clause (iii) unless the net proceeds from such sale are greater than or equal to the Adjusted Net Book Value of the Managed Containers being sold; or

(iv)                              sales of Managed Containers (including any such sales resulting from the sell/repair decision of the Manager) to unaffiliated third parties that are not Sanctioned Persons, and to the extent that such sales are on terms and conditions that would be obtained in an ordinary course, arms-length transaction, to Affiliates regardless of the sales proceeds realized from such sales so long as an Asset Base Deficiency is not then continuing or would result from such sale of Managed Containers after giving effect to the application of the proceeds of such sales; provided, however, that if an Early Amortization Event has occurred and is continuing or would result from any such sale (after giving effect to the application of the proceeds thereof), no such sale may be made to an Affiliate under this clause unless the net proceeds from such sale are greater than or equal to the Adjusted Net Book Value of the Containers being sold; or

(v)                                 any other sales of Managed Containers to Persons that are not Sanctioned Persons which are not covered by the preceding clauses provided that each such sale shall be specifically approved by (A) the Requisite Global Majority and (B) the managers of the Issuer in accordance with the provisions of the Issuer’s limited liability company agreement; or

(vi)                              in connection with a Casualty Loss.

Notwithstanding the foregoing limitation of this Section 606(a), sales of Managed Containers shall be permitted at such other times and in such other amounts as the Indenture Trustee (acting at the direction of the Requisite Global Majority) shall permit.

Notwithstanding anything to the contrary, during the continuation of an Early Amortization Event, the Issuer shall not sell all, or substantially all, of the Managed Containers without the consent of the Requisite Global Majority and each Hedge Counterparty if an Asset Base Deficiency shall have occurred and be continuing or would result from such proposed sale after giving effect to the application of the proceeds of such sales.

(b)                                 claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any Applicable Law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral; or

(c)                                  release any item from the Collateral, except as permitted pursuant to the terms of a Transaction Document.

Section 607.                             Corporate Separateness of the Issuer.

(a)                                 The Issuer shall (1) conduct its business in its own name, (2) maintain its books and records separate from those of any other Person, (3) not commingle its funds with any other Person (except for any commingling of Collections which may occur prior to the identification and segregation of such amounts in accordance with the terms of the Management Agreement) and maintain its bank accounts separate from those of any other Person, (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, (5) hold itself out as a separate entity and (6) observe all other organizational formalities.

(b)                                 Notwithstanding any provision of law which otherwise empowers the Issuer, the Issuer shall not (1) hold itself out as being liable for the debts of any other Person, (2) act other than in its limited liability company name and through its duly authorized officers, managers or agents, (3) enter into any transaction described in Section 610 (except pursuant to this Indenture) other than trade payables and expense accruals incurred in the ordinary course of its business, or (4) engage in any other activity not contemplated by this Indenture or other Transaction Documents.

Section 608.                             No Bankruptcy Petition.  The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

Section 609.                             Liens.  The Issuer shall not (i) permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof, or (ii) permit the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Collateral to the extent that such Lien can be perfected pursuant to Applicable Law.

Section 610.                             Other Debt.  The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness of the Issuer other than (i) the Notes issued pursuant to this Indenture or any Supplement, (ii) any Management Fee, Manager Advances and all other amounts payable pursuant to the provisions of the Management Agreement, (iii) any obligation (including a deferred purchase price note and any normal warranty) arising in connection with a purchase or sale of Containers permitted by the Transaction Documents (as in effect as of the date hereof and as amended, restated or otherwise modified after the date hereof in accordance with the terms thereof), but only to the extent of the time limit contemplated by Section 3.01(ii) of the Contribution and Sale Agreement, (iv) any Indebtedness (including any Hedge Agreement) that is permitted or required pursuant to the terms of any Transaction Document, and (v) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer’s organizational documents.

Section 611.                             Guarantees, Loans, Advances and Other Liabilities.  Except for investments in Eligible Investments, the Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.  However, the preceding sentence shall not limit the terms of any Note Purchase Agreement or prevent the execution, delivery and performance of any Note Purchase Agreement by the Issuer.

Section 612.                             Consolidation, Merger and Sale of Assets.  (a) The Issuer shall not consolidate with or merge with, or into, any other Person or sell, convey, transfer or lease any of its assets, whether in a single transaction or a series of transactions, to any Person except for (i) any such sale, conveyance or transfer contemplated in this Indenture or any Supplement or the Management Agreement and (ii) the leasing or sale of the Managed Containers in accordance with the terms of the Management Agreement.

(b)                                 The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

Section 613.                             Other Agreements; Amendment of Transaction Documents.  (a)  The Issuer will not after the date of the issuance of any Notes enter into, or become a party to, any agreements or instruments other than the Transaction Documents and any other agreement(s) contemplated by the terms of the Transaction Documents, including, without limitation, (i) any agreement(s) for disposition of the Transferred Assets permitted by Sections 606, 804 or 816 hereof and (ii) any agreement(s) for the sale, repurchase, lease or re-lease of a Managed Container made in accordance with the provisions of the Contribution and Sale Agreement and the Management Agreement.

(b)                                 The Issuer will not amend, modify or waive any provision of any Transaction Document, or give any approval or consent or permission provided for therein, except in accordance with the express terms of such Transaction Document.

Section 614.                             Charter Documents.  The Issuer will not amend or modify (a) its certificate of formation or (b) Section 4.1, 4.2, 8.3, 8.4, 12.1, 16.1, 16.2, 16.3 or 16.9 of its limited liability company agreement without satisfaction of the Rating Agency Condition.  Except as otherwise provided in clause (b) above, the Issuer shall deliver written notice to each Rating Agency of any amendment or modification to its limited liability company agreement.

Section 615.                             Capital Expenditures.  The Issuer will not make any expenditure (by long term or operating lease or otherwise) for capital assets (both realty and personalty), except for (a) acquisition of additional Managed Containers from the Seller in accordance with the terms of the

Contribution and Sale Agreement or (b) capital improvements to the Managed Containers made in the ordinary course of its business and in accordance with the terms of the Management Agreement.

Section 616.                             Permitted Activities; Compliance with Organizational Documents.  The Issuer will not engage in any activity or enter into any transaction except for those activities that are specified in its organizational documents or that are contemplated by a Transaction Document. The Issuer will observe all organizational and managerial procedures required by its organizational documents and applicable law. The Issuer shall (i) keep complete minutes of the meetings of the managers and/or members of the Issuer and (ii) continuously maintain the resolutions, agreements and other instruments underlying the transaction contemplated by the Transaction Documents.

Section 617.                             Investment Company Act.  The Issuer will conduct its operations in a manner which will not subject it to registration as an “investment company” under the Investment Company Act of 1940, as amended.

Section 618.                             Payments of Collateral.  If the Issuer shall receive from any Person any payments with respect to the Collateral (to the extent such Collateral has not been released from the Lien of this Indenture), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee’s security interest and shall deposit such payment in the Trust Account as required under this Indenture.

Section 619.                             Notices.  The Issuer shall notify the Indenture Trustee and each Hedge Counterparty in writing of any of the following promptly, but in any event within seven (7) Business Days upon an Authorized Officer learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(a)                                 Default.  The occurrence of an Event of Default;

(b)                                 Litigation.  The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which reasonably will be expected to result in a Material Adverse Change;

(c)                                  Material Adverse Change.  The occurrence of a Material Adverse Change; or

(d)                                 Other Events.  The occurrence of an Early Amortization Event or such other events that would, with the giving of notice or the passage of time or both, constitute an Event of Default or an Early Amortization Event.

Section 620.                             Books and Records.  The Issuer shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. In connection with each transfer of Transferred Assets to the Issuer, the Issuer shall report, or cause to be reported, on its financial records the transfer of the Transferred Assets as a purchase or capital contribution (if applicable) under GAAP. The Issuer will ensure that any consolidated financial statements of TAL and TAL International Group note that Issuer is a bankruptcy remote special purpose subsidiary established to obtain securitized financing.

Section 621.                             Subsidiaries.  The Issuer shall not create any Subsidiaries.

Section 622.                             Investments.  The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture.

Section 623.                             Use of Proceeds.  Section 624. The Issuer shall use the proceeds of the Notes only for (i) the purchase of Containers and Related Assets and (ii) other general company purposes including the distribution of dividends, repayment of debt and paying costs relating to the issuance of the Notes and any other purposes contemplated by Section 302.

(a)                                 The Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Noteholder, upon its request, a statement in conformity with the requirements of Regulation U.

Section 625.                             Asset Base Certificate.  The Issuer shall prepare and deliver to the Indenture Trustee on or before each Determination Date, an Asset Base Certificate as of the end of the immediately preceding calendar month.

Section 626.                             Financial Statements.  The Issuer shall deliver to the Indenture Trustee the following financial statements prepared in accordance with GAAP (subject to the limitations set forth below):  (a) the quarterly financial statements of the Issuer within sixty (60) days after the end of each fiscal quarter of the Issuer ending on or after March 31, 2013; (b) annual unaudited financial statements of the Issuer within one hundred and twenty (120) days after the end of each fiscal year of the Issuer ending on or after December 31, 2012; (c) annual audited consolidated and unaudited consolidating financial statements of TAL International Group and its consolidated subsidiaries together with the report of its Independent Accountants, within (x) in the event that TAL International Group shall not then have at least one class of securities registered under the Exchange Act, one hundred fifty (150) days after the end of each fiscal year ending on or after December 31, 2012, or (y) in the event that TAL International Group shall then have at least one class of securities registered under the Exchange Act, the earlier of (A) one hundred fifty (150) days after the end of each fiscal year ending on or after December 31, 2012, or (B) ten (10) days following TAL International Group’s filing of such annual audited consolidated financial statements with the Securities and Exchange Commission; (d) beginning with the fiscal year ending December 31, 2012, within one hundred fifty (150) days after the end of each fiscal year of TAL International Group, a report addressed to the manager of the Issuer, to the effect that such firm of accountants has audited the books and records of TAL International Group, and issued its report in connection with the audit report on the consolidated financial statements of TAL International Group and specifying the results of the application of such agreed upon procedures, as the Requisite Global Majority shall reasonably agree from time to time, relating to the objectives specified on Exhibit D to the Management Agreement; and (e) within sixty (60) days after the close of the first three fiscal quarters in each fiscal year of TAL International Group, the consolidated balance sheet of TAL International Group and its consolidated subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter.  All such financial statements shall be prepared in accordance with GAAP, subject to, in the case of unaudited financial statements, the absence of footnotes, and in the case of the quarterly financial statements, the absence of year-end adjustments. In addition to the foregoing, within one hundred fifty (150) days after the end of each fiscal year, the Issuer shall deliver to the Indenture Trustee and each Rating Agency an Officer’s Certificate certifying that, as of the date of such certificate, there have been no changes in the name or jurisdiction of formation of the Issuer.  Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).  In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 625 the Issuer or the Requisite Global Majority shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer or the Requisite Global Majority, as the case may be, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 627.                             UNIDROIT Convention.  The Issuer shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention or other system is adopted.

Section 628.                             Other Information.  For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, provide or cause to be provided to any Noteholder and any prospective purchaser thereof designated by such a Noteholder, upon the request of such Noteholder or prospective purchaser, the information required to be provided to such Noteholder or prospective purchaser by Rule 144A(d)(4) under the Securities Act.

Section 629.                             Hedging Requirement.  The Issuer will comply with the interest rate hedging covenant set forth in each Supplement. The parties hereto acknowledge and agree that the Indenture Trustee shall not be required to act as a “commodity pool operator” (as defined in the Commodity Exchange Act, as amended) or be required to undertake regulatory filings related to this Indenture or any other Transaction Document in connection therewith.

Section 630.                             Ownership of Issuer.  All of the issued and outstanding membership interests in the Issuer shall at all times be owned by TAL or any of its Subsidiaries.

Section 631.                             OFAC.  The Issuer shall not (i) in a manner which would violate the laws of the United States, other than pursuant to a license issued by OFAC, lease, or consent to any sublease of, any of the Containers to any Person that is a Sanctioned Person or (ii) derive any of its assets or operating income from investments in or transactions with any such Sanctioned Person.  If the Issuer obtains knowledge that a container is subleased to a Sanctioned Person or located or used in a Sanctioned Country in a manner which would violate the laws of the United States (other than pursuant to a license issued by OFAC), then the Issuer shall, within ten (10) Business Days after obtaining knowledge thereof, remove such Container from the Asset Base for so long as such condition continues.

Section 632.                             Tax Election of the Issuer.  The Issuer will not elect or agree to elect to be treated as an association taxable as a corporation for United States federal income tax or any State income or franchise tax purposes.

Section 633.                             Rating Agency Notices.  Subject to the application of applicable law, the Issuer shall promptly deliver a copy of any written notice concerning the Issuer’s credit rating received by it from any Rating Agency to the Indenture Trustee and each Hedge Counterparty.

Section 634.                             Compliance with Law.  The Issuer shall comply with any applicable statute, license, rule or regulation by which it or any of its properties may be bound if the failure to comply would reasonably be expected to result in a Material Adverse Effect.

Section 635.                             FATCA. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee.  In addition, if a Note is issued or significantly modified (within the meaning of section 1.1001-3 of the income tax regulations) after December 31, 2013, each holder of a

Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder FATCA Information as requested from time to time by the Issuer or the Indenture Trustee.  Each holder of a Note or an interest therein will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to withhold tax on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Note, or to any beneficial owner of an interest in a Note, that fails to comply with the foregoing requirements.

ARTICLE VII

DISCHARGE OF INDENTURE; PREPAYMENTS

Section 701.                             Full Discharge.  Upon payment in full of all Outstanding Obligations, the Indenture Trustee shall execute and deliver to the Issuer such deeds or other instruments prepared by the Issuer as shall be requisite to evidence the satisfaction and discharge of this Indenture and the security hereby created with respect to each Series, and to release the Issuer from its covenants contained in this Indenture and the related Supplement with respect to each such Series.  In connection with the satisfaction and discharge of this Indenture, the Indenture Trustee shall be provided with, and shall be entitled to conclusively rely upon, an Opinion of Counsel stating that all conditions precedent specified herein to such satisfaction and discharge have been satisfied.

Section 702.                             Prepayment of Notes.

The Issuer may, from time to time, make an optional Prepayment of principal of the Notes of a Series at the times, in the amounts and subject to the conditions and limitations set forth in the Supplement for the Series of Notes to be prepaid, and all amounts due under the Interest Rate Hedge Agreements (including any termination payments) for such Series of Notes.

Section 703.                             Unclaimed Funds.  In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 303 hereof) and no additional interest shall accrue on the related Note subsequent to the date on which such funds were first available for distribution to such Noteholder. Any such unclaimed amounts shall be held by the Indenture Trustee in trust until the latest of (i) two (2) years after the date of the publication described in the second preceding sentence, (ii) the date all other Noteholders of such Series shall have received full payment of all principal, interest, premium, if any, and other sums payable to them on such Notes or the Indenture Trustee shall hold (and shall have notified the Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date the Issuer shall have fully performed and observed all its covenants and obligations contained in this Indenture and the related Supplement with respect to such Series of Notes.  Thereafter, any such unclaimed amounts shall be paid to the Issuer by the Indenture Trustee on written demand; and thereupon each of the Indenture Trustee and the Issuer shall be released from all further liability with respect to such monies, and thereafter the Noteholders in respect of which such monies were so paid to the Issuer shall have no rights in respect thereof.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES

Section 801.                             Trust Event of Default.  “Trust Event of Default”, wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such

Trust Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(1)                                 the occurrence of the events set forth in clause (A), clause (B) or clause (C) at the times set forth therein;

(A)                               default in (x) the payment on any Payment Date of any interest payment then due and payable on any Series of Notes , any scheduled payment due by the Issuer on any Interest Rate Hedge Agreement then in effect and the continuation of such default for more than three (3) Business Days, or (y) the payment on the Legal Final Maturity Date of any Series of Notes of the then unpaid principal balance of such Series of Notes;

(B)                               default in the payment of any Indenture Trustee’s Fees then due and payable and the continuation of such default contemplated by this clause (B) for more than five (5) Business Days after such amounts shall have become due and payable in accordance with the terms of such Notes, the Indenture and/or the related Supplement;

(C)                               default in the payment of other amounts not dealt with in clauses (A) or (B) above owing to the Noteholders of any Series and the continuation of such default for more than thirty (30) days after the same shall have become due and payable in accordance with the terms of such Notes, this Indenture and the related Supplement;

(2)                                 default in the observation or performance of any covenant of the Issuer set forth in Sections 608, 612 or 621 hereof which breach materially and adversely affects the interest of any Noteholder;

(3)                                 the occurrence of the events set forth in clause (A) or (B) at the times set forth therein:

(A)                               default in the observation or performance of any covenant of the Issuer set forth in Sections 606, 607, 609, 610, 611, 613(a), 616 or 622 hereof which breach materially and adversely affects the interest of any Noteholder, and, if curable, continues unremedied for fifteen (15) days after the earlier of the date (x) on which there has been given to the Issuer, by the Indenture Trustee or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied and (y) any authorized officer of the Issuer or any Authorized Officer of the Manager shall have knowledge of such default or breach;

(B)                               default in any material respect in the observation or performance of any covenant of the Issuer set forth in Sections 619(a) or 619(d) and the continuation of such default for three (3) Business Days;

(4)                                 the occurrence of the events set forth in clause (A), (B) or (C) at the times set forth herein:

(A)                               default in the observation or performance of any covenant of the Issuer set forth in Sections 602, 614, 615 or 623(b) hereof, which breach if curable, continues for thirty (30) days after the earlier of the date (x) on which there has been given to the Issuer, by the Indenture Trustee or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied and (y) on which any authorized officer of the Issuer or any Authorized Officer of the Manager shall have knowledge of such default or breach, and which breach materially and adversely affects the interests of any Noteholder;

(B)                               default in any material respect in the observation or performance of any covenant of the Issuer set forth in Sections 613(b), 624 or 632 and, if curable, which continues for fifteen (15) days after the earlier of the date (x) on which there has been given to the Issuer, by the Indenture Trustee or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied and (y) on which any authorized officer of the Issuer or any Authorized Officer of the Manager shall have knowledge of such default or breach;

(C)                               default in any material respect in the observation or performance of any covenant of the Issuer to deliver financial statements and reports set forth in the first sentence of Section 625 and the continuation of such default for fifteen (15) days after the earlier of the date (x) on which there has been given to the Issuer, by the Indenture Trustee or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied and (y) on which any authorized officer of the Issuer or any Authorized Officer of the Manager shall have knowledge of such default or breach; provided, however, that (w) if the reason for such default is primarily attributable to changes in accounting principles or interpretations or the application of the same, (x) such changes are not related to the assets of the Issuer, and (y) no Manager Default then exists under Sections 9.1.9 through 9.1.12 of the Management Agreement, and (z) if the Issuer is diligently attempting to effect such cure at the end of the thirty (30) day period, then the Issuer shall be entitled to an additional thirty (30) day period to complete such cure; provided further, that such default shall not constitute an Event of Default unless such failure materially and adversely affects the interests of any Noteholder;

(5)                                 default in the performance, or breach, in any material respect, of (a) any covenant of the Issuer in this Indenture or any other Transaction Document (other than a covenant or agreement a breach of which or default in the performance of which is specifically dealt with elsewhere in this Section 801), which materially and adversely affects the interests of any Noteholder, and which breach, if curable, continues for thirty (30) days after the earlier of the date (x) on which there has been given to the Issuer, by the Indenture Trustee or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied and (y) on which any authorized officer of the Issuer or any Authorized Officer of the Manager shall have knowledge of such default or breach, provided, however, that if the Issuer is diligently attempting to effect such cure at the end of such thirty (30) day period, the Issuer shall be entitled to an additional thirty (30) day period in which to complete such cure; or (b) any representation or warranty of the Issuer made in any of the Transaction Documents or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith with respect to or affecting any Outstanding Notes shall prove to be inaccurate in any respect which materially and adversely affects the interests of any Noteholder as of the time when the same shall have been made, and such inaccuracy, if curable, continues for thirty (30) days after the date on which there has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by any

Noteholders, a written notice specifying such inaccuracy and requiring it to be remedied, provided, however, that if such inaccuracy is capable of cure and the Issuer is diligently attempting to effect such cure at the end of such thirty (30) day period, the Issuer shall be entitled to an additional thirty (30) day period in which to complete such cure;

(6)                                 an involuntary case is commenced under the Bankruptcy Code against the Issuer and the petition is not controverted within 10 days, or is not dismissed within sixty (60) days, after commencement of the case, or a decree or order for relief by a court having jurisdiction in respect of the Issuer is entered appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(7)                                 the commencement by the Issuer of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer, or any substantial part of its properties, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as they become due, or the taking of corporate action by the Issuer in furtherance of any such action;

(8)                                 the occurrence of a contribution failure with respect to a Plan maintained by Issuer or an ERISA Affiliate of the Issuer, which contribution failure is sufficient to give rise to a lien under Section 302(f) of ERISA; or

(9)                                 the Indenture Trustee shall fail to have a first priority perfected security interest under the laws of the United States in any material portion of the Collateral (other than as a result of a Permitted Encumbrance) and such condition continues for fifteen (15) days without being cured or waived by each Control Party unless such failure to have a first priority perfected security interest is due to any act or omission of the Indenture Trustee or the Noteholders;

(10)                          the Issuer is required to register as an investment company under the Investment Company Act of 1940, as amended;

(11)                          the rendering against the Issuer of a final, non-appealable judgment, decree or order for the payment of money in excess of One Million Dollars ($1,000,000), (to the extent not paid when due or covered by a reputable and solvent insurance company, with any portion of such judgment, decree or order not so paid or not so covered, as applicable, to be included in the determination of the dollar amount specified in this clause (11)) which judgment, decree or order results in a claim that would entitle the claimholder to petition for the involuntary bankruptcy of the Issuer under the Bankruptcy Code, and the continuance of such judgment, decree or order for a period of 60 consecutive days;

(12)                          all of the following shall have occurred:  (A) a Trust Manager Default shall have occurred and be continuing, (B) the Requisite Global Majority shall have delivered the Manager Termination Notice to the Manager in accordance with the terms of the Management Agreement, (C) the Indenture Trustee (at the direction of the Requisite Global Majority) shall have directed the Issuer to appoint a replacement Manager, and (D) a replacement Manager has not assumed the duties of the terminated Manager within ninety (90) days measured from the date of such Manager Termination Notice due to the failure of the Manager to reasonably cooperate in the transition of the replacement Manager; or

(13)                          the Aggregate Required Asset Base exceeds the Aggregate Asset Base and such condition shall continue for sixty (60) days or more.

The occurrence of a Trust Event of Default with respect to one Series of Notes shall constitute an Event of Default with respect to all Series of Notes then Outstanding unless, in the case of such other Series, the Supplement with respect thereto shall specifically provide to the contrary.  The occurrence of an event or condition specified as an Event of Default in a Supplement, which event or condition continues beyond any grace or cure period (a “Series Specific Event of Default”), shall constitute an Event of Default solely with respect to such Series of Notes.

Section 802.                             Acceleration of Stated Maturity; Rescission and Annulment.  (a)  Upon the occurrence of a Trust Event of Default of the type described in paragraph (6) or (7) of Section 801 hereof, the unpaid principal balance of, and accrued interest on, all Series of Notes, together with all other amounts then due and owing to the Noteholders and each Hedge Counterparty, shall become immediately due and payable without further action by any Person.

(b)                                 If (x) a Trust Event of Default of the type described in paragraph (1) of Section 801 hereof occurs with respect to any Series or (y) a Series Specific Event of Default occurs, then the Indenture Trustee, acting at the direction of the Control Party for each Series of Notes for which such Event of Default occurred, shall declare the unpaid principal of, and accrued interest on, all Notes of such Series to be due and payable immediately, by a notice in writing to the Issuer (with a copy to the Control Party for such Series), and upon any such declaration, such principal and accrued interest for such Series of Notes shall become immediately due and payable;

(c)                                  Except upon the occurrence of (x) a Trust Event of Default of the type described in paragraphs (1), (6) or (7) of Section 801 hereof or (y) a Series Specific Event of Default, which events shall be subject to the procedures described in paragraphs (a) and (b) of this Section 802, if a Trust Event of Default occurs and is continuing, then and in every such case the Indenture Trustee shall at the direction of the Requisite Global Majority declare the unpaid principal of and accrued interest on all Notes of all Series then Outstanding to be due and payable immediately, by a notice in writing to the Issuer (with a copy to the Requisite Global Majority), and upon any such declaration such principal and accrued interest shall become immediately due and payable.

(d)                                 At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article, (A) the Control Party for the affected Series (in the case of (x) an Event of Default of the type described in paragraph (1) above with respect to any Series or (y) a Series Specific Event of Default) or (B) Requisite Global Majority in all other instances, in each case in its sole discretion, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)                                     the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)                               all of the installments of interest and, if the Legal Final Maturity Date has occurred with respect to any Series, principal of all Notes of such Series, in each case to the extent such amounts were overdue prior to the date of such acceleration;

(B)                               to the extent that payment of such interest is lawful, interest at the Default Rate on the amounts set forth in clause (A) above;

(C)                               all unpaid Indenture Trustee’s Fees, indemnified amounts and sums paid or advanced by the Indenture Trustee hereunder or by the Manager and the reasonable and documented compensation, out-of-pocket expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture; and

(D)                               all payments due and payable under any Hedge Agreement, together with interest thereon in accordance with the terms thereof; and

(ii)                                  all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon, nor shall any such rescission affect any Hedge Agreement which has been terminated in accordance with its terms.

Section 803.                             Collection of Indebtedness.  The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of (i) the Noteholders of the affected Series (in the case of an acceleration made in accordance with the provisions of Section 802(b)) or (ii) the Noteholders of all Series then Outstanding and all Hedge Counterparties (in the case of an acceleration in accordance with the provisions of Section 802(a) or Section 802(c)), an amount equal to the whole amount then due and payable on all Series of Notes that have been accelerated for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the Default Rate payable with respect to each such Note and, in addition thereto, such further amount as shall be sufficient to cover all other outstanding obligations owing to such accelerated Series of Notes, the costs and out-of-pocket expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Indenture Trustee, the applicable Control Party and the Requisite Global Majority, their respective agents and counsel incurred in connection with the enforcement of this Indenture.

Section 804.                             Remedies.  (a) If an Event of Default occurs and is continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify each Noteholder, each Hedge Counterparty, the Transition Agent and the applicable Rating Agencies, if any, of such Event of Default.  So long as an Event of Default is continuing or at any time after a declaration of acceleration has been made, the Indenture Trustee shall if instructed by (A) the Control Party for the affected Series in the case of an Event of Default specified in Section 802(b), or (B) the Requisite Global Majority in all other instances:

(i)                                     institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

(ii)                                  subject to the quiet enjoyment rights of any lessee of a Managed Container and Section 804(b), sell (including any sale made in accordance with Section 804(b) or Section 816 hereof), hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

(iii)                               institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture with respect to the Collateral;

(iv)                              institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(v)                                 exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder; and

(vi)                              appoint a receiver or a manager over the Issuer or its assets.

(b)                                 In the event that Control Parties for one or more Series of Notes consent to or direct a sale of Collateral (each such Series, a “Liquidating Series”) but the Requisite Global Majority does not consent to such sale of Collateral, a portion of the Managed Containers and related Leases pledged as Collateral pursuant to this Indenture (selected as set forth in paragraph (c) below) may be sold (i) at the direction of the Control Party for such Liquidating Series, if the amount of net proceeds realized from such sale will be sufficient to repay all principal, interest and other amounts owed to each Class of Notes that is the Control Party for each such Liquidating Series or (ii) at all times not covered by clause (i), at the direction of the Noteholders of such Liquidating Series representing in aggregate more than 66 2/3% of the then unpaid principal balance of the Notes of such Liquidating Series.  The net proceeds of such sale of Managed Containers and Leases shall be applied to the payment of the Notes of each Liquidating Series in accordance with the terms of the Supplement for such Liquidating Series.  The value of the Managed Containers and Leases to be sold in respect of the Liquidating Series will be equal to the sum, for each Liquidating Series, of the product of (i) the Asset Allocation Percentage of such Liquidating Series and (ii) the then Aggregate Net Book Value.  If the proceeds of any partial sale of Collateral is not sufficient to repay in full the unpaid principal balance of, and accrued interest on, the Notes of such Liquidating Series, the Notes of such Liquidating Series shall remain Outstanding and shall be entitled, after payments are made to all non-Liquidating Series, to receive Shared Available Funds allocable to such Series in accordance with the terms of the Supplements of other Series of Notes then Outstanding.

(c)                                  The specific Managed Containers and Leases to be included in any partial sale of Collateral pursuant to the preceding paragraph will be selected (i) by the Manager if no Trust Manager Default is then outstanding, or (ii) by the Indenture Trustee in all other instances, in each case on a non-systematic basis such that Managed Containers to be sold will be representative in term, age, type, and on-lease status as the pool of Managed Containers owned by the Issuer after giving effect to such partial sale.  If a Trust Manager Default has occurred and is continuing, a third-party consultant, accounting firm or other advisor will be hired by the Indenture Trustee (acting at the direction of the Requisite Global Majority) at the expense of the Issuer to verify such selection process. The Indenture Trustee shall be entitled to conclusively rely on any such third-party consultant, accounting firm or other advisor, and shall not be responsible for any misconduct or negligence on the part of such third-party.

Section 805.                             Indenture Trustee May Enforce Claims Without Possession of Notes.

(a)                                 In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

(b)                                 All rights of action and claims under this Indenture, the related Supplement or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of such Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders, subject to the subordination of payments among Classes of a particular Series as set forth in the related Supplement for such Series.

Section 806.                             Allocation of Money Collected.  If the Notes of all Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes and the obligations secured hereby shall be allocated to all Series of Notes then Outstanding (excluding all Liquidation Deficiency Series) in accordance with Section 302 of this Indenture.  The proceeds of a partial sale of Collateral made in accordance with the provisions of Section 804(b) of this Indenture shall be deposited directly into the Series Account for relevant Liquidating Series.

Section 807.                             Limitation on Suits.  Except to the extent provided in Section 808 hereof, no Noteholder shall have the right to institute any Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)                                     such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)                                  the Requisite Global Majority shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)                               such Noteholder or Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)                              the Indenture Trustee has, for thirty (30) days after its receipt by a Responsible Officer of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and

(v)                                 no direction inconsistent with such written request has been given to the Indenture Trustee during such thirty (30) day period by (i) the Control Party for the Series for which a Series Specific Event of Default has occurred or (ii) the Requisite Global Majority in all other instances;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this

Indenture, except in the manner herein provided and for the benefit of all Noteholders of each Series for which an Event of Default has occurred.

Section 808.                             Unconditional Right of Noteholders to Receive Principal, Interest and Commitment Fees.  Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of, interest on and commitment fees in respect of such Note as such principal, interest and commitment fees become due and payable in accordance with the provisions of this Indenture and the related Supplement and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Noteholder.

Section 809.                             Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 810.                             Rights and Remedies Cumulative.  No right or remedy conferred upon or reserved to the Indenture Trustee, any Hedge Counterparty or to the Noteholders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 811.                             Delay or Omission Not Waiver.  No delay or omission of the Indenture Trustee, of any Hedge Counterparty or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, any Hedge Counterparty or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by any Hedge Counterparty or by the Noteholders, as the case may be.

Section 812.                             Control by Requisite Global Majority or Control Party.

(a)                                 In the case of an Event of Default specified in Section 802(b), the Control Party for each affected Series of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee for such affected Series of Notes.

(b)                                 Upon the occurrence of an Event of Default not addressed in clause (a) of this Section 812, the Requisite Global Majority shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof and (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

(c)                                  Notwithstanding the grant of a security interest to secure the Outstanding Obligations owing to the Indenture Trustee, for the benefit of the Noteholders and each Hedge

Counterparty, all rights to direct actions or to exercise rights or remedies under this Indenture or the UCC (including these set forth in Section 804 hereof) shall be vested solely in (x) the Control Party for each affected Series in the case of an Event of Default specified in Section 802(b) or (y) the Requisite Global Majority in all other instances, and, by accepting the benefits of this Indenture, each Noteholder and Hedge Counterparty acknowledges such statement; provided, however, that nothing contained in this paragraph shall constitute a modification of Section 808, Section 813(b) or Section 816(d) hereof.

Section 813.                             Waiver of Past Defaults.  (a)  The Requisite Global Majority may, on behalf of all Noteholders of all Series, waive any past Event of Default and its consequences, except (A) a Series Specific Event of Default (which may be waived in accordance with the terms of the affected Supplement), and (B) an Event of Default:

(i)                                     in the payment of (x) the principal balance of any Note on the Legal Final Maturity Date of such Note, (y) interest on any Note of any Series on any Payment Date, or (z) commitment fees in respect of any Note of any Series on any Payment Date, all of which defaults can be waived solely by the affected Noteholders; or

(ii)                                  in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all of the Noteholders affected thereby pursuant to Section 1002 of this Indenture.

(b)                                 Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however, that no such waiver shall extend to (i) any subsequent or other Event of Default or impair any right consequent thereon or (ii) affect any Hedge Agreement which has been terminated in accordance with its terms.

Section 814.                             Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent (10%) of (i) the unpaid principal balance of all the Notes of each Series of Notes for which a Series Specific Event of Default has occurred, or (ii) the unpaid principal balance of the Notes of all Series then Outstanding in the case of all other Events of Default, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Legal Final Maturity Date of such Note.

Section 815.                             Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 816.                             Sale of Collateral.

(a)                                 The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to, and in accordance with, the provisions of Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral (or, in the case of a sale of an allocated portion of the Managed Containers and Leases made in accordance with Section 804(b), such allocated portion of the Collateral) shall have been sold or all Outstanding Obligations (or, in the case of a partial sale of Collateral made in accordance with Section 804(b), the unpaid balance of, and accrued interest, fees, expenses and indemnity on, the Liquidating Series) shall have been paid in full. The Indenture Trustee at the direction of the Requisite Global Majority or, in the case of a partial sale of Collateral made in accordance with Section 804(b), the Control Party for such Liquidating Series, may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b)                                 Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture:  (i) the Indenture Trustee, at the written direction of the Control Party for the Liquidating Series or Requisite Global Majority, as the case may be, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

(c)                                  The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance provided to it transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessees’ rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d)                                 The Indenture Trustee acknowledges that its right to sell, transfer or otherwise convey any Hedge Agreement or any transaction outstanding thereunder, or to exercise foreclosure rights with respect thereto shall be subject to compliance with the provisions of the applicable Hedge Agreement.

Section 817.                             Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee, any Hedge Counterparty or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE IX

CONCERNING THE INDENTURE TRUSTEE

Section 901.                             Duties of the Indenture Trustee.  The Indenture Trustee, prior to the occurrence of an Event of Default or after the cure or waiver of any Event of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any Supplement and no implied duties shall be inferred against it. If an Event of Default has occurred and is continuing, the Indenture Trustee, at the written direction of the Requisite Global Majority or the applicable Control Party in the case of a Series Specific Event of Default, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplements, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content (including mathematical calculations) of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)                                     Prior to the occurrence of an Event of Default and after the cure or waiver of any Event of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any Supplements, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments (whether in their original or facsimile form) furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements (and is entitled to rely on the accuracy of any mathematical calculation or other facts stated therein);

(ii)                                  The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Global Majority or the applicable Control Party in the case of a Series Specific Event of Default relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 901.

Section 902.                             Certain Matters Affecting the Indenture Trustee.  Except as otherwise provided in Section 901 hereof:

(i)                                     The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Issuer or the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)                                  The Indenture Trustee may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance therewith;

(iii)                               The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the Requisite Global Majority or the applicable Control Party in the case of a Series Specific Event of Default, Series Specific Early Amortization Event or Series Specific Manager Default, pursuant to the provisions of this Indenture or any Supplement, unless the Indenture Trustee shall have security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)                              The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any Supplement;

(v)                                 The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Control Party for any Series; provided, however, that the Indenture Trustee may require reasonable security or indemnity satisfactory to it against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding. The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

(vi)                              The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(vii)                           The Indenture Trustee shall not be charged with knowledge of any Default, Event of Default or Early Amortization Event unless either a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or written notice of such shall have been actually received by a Responsible Officer of the Indenture Trustee; and

(viii)                        The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act on behalf of the Indenture Trustee hereunder.

The provisions of this Section 902 shall be applicable to the Indenture Trustee in such capacity under any other Transaction Document and in its capacity as the Note Registrar under this Indenture.

Section 903.                             Indenture Trustee Not Liable.  (a)  The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any related document; provided that this sentence shall not limit the representations and warranties made by the Indenture Trustee in Section 911. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds of any Series or Class of Notes, or for the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral.

(b)                                 Notwithstanding anything in any Transaction Document to the contrary, the Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Collateral, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by the Seller or the Manager with any covenant or the breach by the Seller or the Manager of any warranty or representation made hereunder, in any Supplement or in any related document or the accuracy of such warranty or representation, any investment of monies in the Trust Account, the Excess Funding Account, any Restricted Cash Account or any Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), or the acts or omissions of the Seller or the Manager taken in the name of the Indenture Trustee.

(c)                                  Except as expressly provided herein or in any Supplement, the Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Seller or the Manager under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

Section 904.                             Indenture Trustee May Own Notes.  Subject to compliance with subsection (a)(4)(i) of Rule 3a-7 under the Investment Company Act of 1940, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Indenture Trustee.

Section 905.                             Indenture Trustee’s Fees and Expenses.  The fees, expenses, disbursements and advances of the Indenture Trustee shall be paid only by the Issuer in accordance with Section 302 or 806 hereof and in accordance with the Supplements. The Issuer shall indemnify the Indenture Trustee (and any predecessor Indenture Trustee) and each of its officers, directors and employees for, and hold them harmless against, any loss, liability, damage claim or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (together with the fees, expenses, disbursements and advances of the Indenture Trustee (including, but not limited to, attorneys’ fees and expenses), “Indenture Trustee’s Fees”).

The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, and to indemnify and hold harmless, the Indenture Trustee shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge of this Indenture.

When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(6) or Section 801(7), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

Section 906.                             Eligibility Requirements for the Indenture Trustee.  The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers. In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least $50,000,000, (ii) be subject to supervision or examination by Federal or state authority, (iii) have (A) in the case of Wells Fargo Bank, National Association, a long-term unsecured debt rating signifying investment grade by Moody’s and by S&P or (B) in all other instances, a long-term unsecured senior debt rating of “A-2” or better by Moody’s and a long-term unsecured senior debt rating of “A” or better by S&P and short-term unsecured senior debt rating of “P-1” or better by Moody’s and a short-term unsecured senior debt rating of “A-2” or better by S&P; provided that with respect to a successor Indenture Trustee, clauses (i), (ii) and (iii) shall not apply if, as of the date on which the successor Indenture Trustee is appointed, such successor Indenture Trustee is acceptable to the Requisite Global Majority.  The Indenture Trustee shall at all times satisfy the requirements of subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act of 1940.  If the Indenture Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of the Indenture Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign promptly in the manner and with the effect specified in Section 907 hereof.

Section 907.                             Resignation and Removal of the Indenture Trustee.  The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Manager, the Transition Agent and the Noteholders. Upon receiving such notice of resignation, the Issuer, at the direction and subject to the consent of the Requisite Global Majority, shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, each Hedge Counterparty and the Transition Agent, and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the Requisite Global Majority may appoint a successor Indenture Trustee or, if it does not do so within thirty (30) days after the end of such thirty (30) day period, the resigning Indenture

Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee, which successor trustee shall meet the eligibility standards set forth in Section 906.

If at any time (i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer, at the direction of the Requisite Global Majority, or (ii) if at any time the Indenture Trustee shall become incapable of acting, or (iii) shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee, or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iv) the Indenture Trustee shall have defaulted in the performance of its duties under this Indenture which default materially and adversely affects the interest of any Noteholder and, if curable, continues unremedied for thirty (30) days after the date on which there has been given to the Indenture Trustee by the Issuer or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied, then the Issuer, at the direction of the Requisite Global Majority, shall remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Indenture Trustee as provided in Section 908 hereof.

Section 908.                             Successor Indenture Trustee.  Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as the Indenture Trustee herein. The predecessor Indenture Trustee shall upon payment of all charges due it, its agents and counsel deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, the Excess Funding Account, any Restricted Cash Account and any Series Accounts. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof.

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the Note Register and to each Hedge Counterparty. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 909.                             Merger or Consolidation of the Indenture Trustee.  Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such Person shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 910.                             Separate Indenture Trustees, Co-Indenture Trustees and Custodians.  If the Indenture Trustee is not capable of acting outside the United States or exercising trust powers within the United States, it shall have the power from time to time to appoint (subject to satisfaction of the Rating Agency Condition if any Series of Notes at such time has an outstanding rating from a Rating Agency) one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders and each Hedge Counterparty and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Indenture Trustee;

(ii)                                  all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

(iii)                               no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)                              the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be furnished to the Indenture Trustee and each Hedge Counterparty.

Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder.

Section 911.                             Representations and Warranties.  The Indenture Trustee hereby represents and warrants as of the Closing Date of each Series that:

(a)                                 Organization and Good Standing.  The Indenture Trustee is a national association duly organized, validly existing and in good standing under the laws of the United States of America, and has the power to own its assets and to transact the business in which it is presently engaged;

(b)                                 Authorization.  The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

(c)                                  Binding Obligations.  Each of this Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

(d)                                 No Violation.  The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

(e)                                  No Proceedings.  There are no proceedings or investigations to which the Indenture Trustee is a party pending, or, to the knowledge of the Indenture Trustee without independent investigation, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and

(f)                                   Approvals.  Neither the execution or delivery by the Indenture Trustee of this Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State law governing the banking or trust powers of the Indenture Trustee.

Section 912.                             Indenture Trustee Offices.  The Indenture Trustee shall maintain in the State of New York or Minneapolis, Minnesota an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office currently is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and shall promptly notify the Issuer, the Manager, each Hedge Counterparty and the Noteholders of any change of such location.

Section 913.                             Notice of Event of Default.  If a Responsible Officer of the Indenture Trustee shall have actual knowledge that an Event of Default or Early Amortization Event with respect to any Series shall have occurred and be continuing, the Indenture Trustee shall promptly (but in any event within five (5) Business Days) give written notice thereof to each Noteholder, the Transition Agent, any Rating Agency and each Hedge Counterparty of such Series. For all purposes of this Indenture, in the absence of actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of any Event of Default or Early Amortization Event unless notified in writing thereof by the Issuer, the Seller, the Manager, the Transition Agent or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture or the applicable Supplement.

Section 914.                             Notices.  The Indenture Trustee shall make reasonable efforts to forward, to the Deal Agents, if any, within five (5) Business Days of receipt thereof, copies of all notices, reports and other written communications that it delivers or receives, at the address for notices provided in the Transaction Documents, pursuant to the terms of the Transaction Documents.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 1001.                      Supplemental Indentures Not Creating a New Series Without Consent of Noteholders.  (a)  Without the consent of any Noteholder and based on an Officer’s Certificate of the Issuer to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more Supplements to this Indenture for any of the following purposes:

(i)                                     to add to the covenants of the Issuer in this Indenture for the benefit of the Noteholders of all Series of Notes then Outstanding, or to surrender any right or power conferred upon the Issuer in this Indenture;

(ii)                                  to cure any ambiguity, to correct or supplement any provision in this Indenture that may be inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture;

(iii)                               to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(iv)                              to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

(v)                                 to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

(vi)                              to evidence the succession of the Indenture Trustee pursuant to Article IX; or

(vii)                           to add any additional Events of Default that will apply to all Series of Notes or Early Amortization Events that will apply to all Series of Notes.

Prior to the execution of any Supplement issued pursuant to this Section 1001, the Issuer shall provide not less than ten (10) Business Days prior written notice to each Rating Agency setting forth in general terms the substance of any such Supplement.

Amendments, modifications and waivers of the terms of a Supplement pursuant to which a Series of Notes was issued will be governed by the terms of such Supplement.

(b)                                 Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of all Series of Notes then Outstanding, each Rating Agency, the Transition Agent and each Hedge Counterparty, a copy of such Supplement.  Any failure of the Indenture Trustee to mail such Supplement, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1002.                      Supplemental Indentures Not Creating a New Series with Consent of Noteholders.

(a)                                 If Section 1001 does not apply to a Supplement to this Indenture, then with the consent of the Requisite Global Majority, the Issuer and the Indenture Trustee may enter into a Supplement to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of, the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such Supplement shall, without the consent of the Noteholder of each Note adversely affected thereby:

(i)                                     reduce the principal amount of any Note, lengthen the Legal Final Maturity Date of any Series of Notes, reduce the rate of interest of any Note, amend the allocation methodology for Available Distribution Amounts set forth in Section 302 hereof (other than to increase the amount of the allocation to each Series of Notes) or change the date on which or the amount of which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon, is payable or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Maturity Date thereof;

(ii)                                  reduce the percentage of Outstanding Notes or Existing Commitments required for (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the Notes;

(iii)                               modify any provision of this Indenture which specifies that such provision cannot be modified or waived without the consent of the Noteholder affected thereby;

(iv)                              in a manner adverse to such Noteholder, modify or alter the definition of the terms “Outstanding,” “Requisite Global Majority”, “Aggregate Asset Base”, “Aggregate Required Asset Base”, “Existing Commitment”, “Initial Commitment”, “Aggregate Net Book Value” or “Series Collection Allocation Percentage” in this Indenture or any of the terms used in or necessary to interpret such terms;

(v)                                 impair or adversely affect the Collateral in any material respect as a whole, except as otherwise permitted herein;

(vi)                              modify or alter Section 702(a) of this Indenture; or

(vii)                           permit the creation of any Lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any part of the Collateral set forth in this Indenture or terminate the Lien of this Indenture on any property at any time subject to the Lien created by the Indenture or deprive in any material respect the Noteholder of the security afforded by the Lien of this Indenture, except as otherwise permitted in this Indenture.

Amendments, modifications and waivers of the terms of a Supplement pursuant to which a Series of Notes was issued will be governed by the terms of such Supplement.

Prior to the execution of any Supplement pursuant to this Section 1002, the Issuer shall provide not less than ten (10) Business Days prior written notice to each Rating Agency, the Transition Agent and each Hedge Counterparty setting forth in general terms the substance of any such Supplement.

(b)                                 Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of all Series of

Notes then Outstanding, each Rating Agency, the Transition Agent and each Hedge Counterparty, a copy of such Supplement.  Any failure of the Indenture Trustee to mail such Supplement, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1003.                      Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that all conditions precedent specified in this Indenture for the execution of such Supplement have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 1004.                      Effect of Supplemental Indentures.  Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Noteholder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1005.                      Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such Supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 1006.                      Issuance of Series of Notes.  (a)  The Issuer may from time to time direct the Indenture Trustee in writing to execute and authenticate one or more Series of Notes (each, a “Series”).

(b)                                 On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series, and, with the consent of the Requisite Global Majority, may amend this Indenture as applicable to such other Series, in accordance with Section 1002 hereof. The obligation of the Indenture Trustee to authenticate, execute and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

(i)                                     on or before the Series Issuance Date, the Issuer shall have given the Indenture Trustee, the Manager, the Transition Agent, each Rating Agency (and, if such Series is to be registered pursuant to the Securities Act, all Rating Agencies that have rated any prior Series) and each Hedge Counterparty notice of the Series and the Series Issuance Date;

(ii)                                  the Issuer shall have delivered to the Indenture Trustee the related Supplement executed by the Issuer;

(iii)                               the Rating Agency Condition shall have been satisfied with respect to each Series of Notes then Outstanding for which a Rating Agency has assigned a rating;

(iv)                              the Issuer shall have delivered to the Indenture Trustee, each Rating Agency, each Hedge Counterparty and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to enforceability and security interest perfection issues;

(v)                                 no Early Amortization Event or Event of Default has occurred and is then continuing (or would result from the issuance of such additional Series) and that the issuance of such additional Series would not result in an Early Amortization Event or Event of Default and the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating the same;

(vi)                              such other conditions as shall be specified in the related Supplement; and

(vii)                           the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (vi) have been satisfied.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the Notes of such Series; provided, however, that, prior to the issuance of Notes of any Series (other than the Series 2013-1 Notes), the Issuer shall receive an Opinion of Counsel (a copy of which Opinion of Counsel shall be delivered by the Issuer to the Indenture Trustee) to the effect that, for U.S. federal income tax purposes, the issuance of the Notes of such Series will not (x) adversely affect the tax characterization as debt of any outstanding Notes of any Series for which an Opinion of Counsel was rendered in connection with the original issuance of such Notes to the effect that such Notes are treated as debt for federal tax purposes and (y) such issuance will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation; and provided further that, notwithstanding any other provision of this Article, clauses (i), (iii) and (iv) of this Section shall not apply to the issuance of the initial Series of Notes or the related Supplement.

(c)                                  Notwithstanding any other provision of this Indenture, no Subject Notes may be issued hereunder except in a transaction or transactions (i) that are not required to be registered under the Securities Act and (ii) to the extent such issuance is not required to be so registered by reason of Regulation S under the Securities Act, that would not be required to be so registered if the interests so offered or sold were offered and sold within the United States.  Any purported issuance of any Subject Notes in violation of the immediately preceding sentence shall be void to the greatest extent permitted under Applicable Law.

ARTICLE XI

NOTEHOLDERS LISTS

Section 1101.                      Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.  Unless otherwise provided in the related Supplement, the Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than ten (10) days after receipt of a request from the Indenture Trustee, a list, in such form as the Indenture Trustee may reasonable require, of the names and addresses and tax identification numbers of the Noteholders as of such date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee maintains the Note Register, no such lists shall be required to include the names and addresses received by the Indenture Trustee in such capacity; provided, further, that if the Indenture Trustee is the Note Registrar, all references in this Section to the Issuer shall be deemed to refer instead to the Indenture Trustee.

Section 1102.                      Preservation of Information; Communications to Noteholders.  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

ARTICLE XII

TRUST EARLY AMORTIZATION EVENTS

Section 1201.                      Trust Early Amortization Events.  As of any date of determination, the existence of any one of the following events or conditions shall constitute a Trust Early Amortization Event for each Series of Notes then Outstanding:

(1)                                 The occurrence of (i) a Trust Event of Default, or (ii) a breach by the Seller of any of its obligations under the Contribution and Sale Agreement or any other Transaction Document to which it is a party, which breach materially and adversely affects the interests of any Noteholder and which continues, if curable, for sixty (60) days after the occurrence of such breach;

(2)                                 a Trust Manager Default shall have occurred and then be continuing;

(3)                                 the Aggregate Required Asset Base is in excess of the Aggregate Asset Base for a period of thirty (30) days; and

(4)                                 as of any date of determination, the amount on deposit in the Excess Funding Account shall exceed an amount equal to the product of (x) fifty percent (50%) and (y) the then Aggregate Net Book Value.

Except as set forth in the immediately preceding sentence, if a Trust Early Amortization Event exists on any Payment Date, then such Trust Early Amortization Event shall be deemed to continue until the Business Day on which the Requisite Global Majority waives, in writing, such Trust Early Amortization Event. The Indenture Trustee shall promptly provide notice of any such waiver to each Hedge Counterparty and the Rating Agencies.  The occurrence of an event or condition specified as an Early Amortization Event in a Supplement, which event or condition continues beyond any grace or cure period (a “Series Specific Early Amortization Event”) shall constitute an Early Amortization Event solely with respect to such Series of Notes.

Section 1202.                      Remedies.  If a Trust Early Amortization Event shall have occurred and then be continuing, the Indenture Trustee shall have in addition to the rights provided in the Transaction Documents, all rights and remedies provided under all applicable laws.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 1301.                      Compliance Certificates and Opinions.  (a)  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)                                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided that in the case of an opinion delivered by a law firm, such opinion may, but need not, make such statements with regard to the individual signing such opinion.

Section 1302.                      Form of Documents Delivered to Indenture Trustee.  (a)  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, another Person, unless the Person providing such certificate or opinion knows that the certificate or opinion or representations with respect to the matters upon which such Person’s certificate or opinion is based are erroneous.

(c)                                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1303.                      Acts of Noteholders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Noteholders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Noteholders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, or consent or direction, are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent or of the execution of any written consent or direction shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1304.                      Inspection.  (a)  Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Indenture Trustee, the Transition Agent or any Hedge Counterparty and their duly authorized representatives, attorneys or accountants, for inspection and copying its books of account, records and reports relating to the Managed Containers and copies of all Leases or other documents relating thereto at the times and in accordance with the provisions of the Management Agreement. Each Noteholder, the Transition Agent, each Hedge Counterparty and the Indenture Trustee agrees that it and its Affiliates and their respective shareholders, directors, agents, representatives, accountants and attorneys shall keep confidential any matter of which any of them becomes aware through such inspections or discussions (unless readily available from public sources that did not receive such information from such Person or otherwise in its possession from a source not having any confidentiality agreement with the Issuer or the Manager with respect thereto), except as may be otherwise required by regulation, law or court order or required by appropriate governmental authorities or as necessary to preserve or exercise its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of any Noteholder or any Hedge Counterparty, as the case may be, to make such information available to its regulators, securities rating agencies, and to reinsurers and credit and liquidity providers whom such party reasonably believes will respect the confidential nature of such information and from whom such party has requested confidential treatment of such information.  Any expense incident to the reasonable exercise by the Indenture Trustee, the Transition Agent, any Hedge Counterparty or any Noteholder of any right under this Section (except for one annual inspection at the expense of the Issuer) shall be borne by the Person exercising such right unless an Early Amortization Event, Manager Default or Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer.

(b)                                 The Issuer also agrees to make available on a reasonable basis to the Indenture Trustee, Transition Agent and each Hedge Counterparty a Managing Officer for the purpose of answering reasonable questions respecting recent developments affecting the Issuer.

Section 1305.                      Limitation of Right.  Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that each Hedge Counterparty is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

Section 1306.                      Severability.  If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture shall not affect the remaining portions of this Indenture, or any part thereof.

Section 1307.                      Notices.  (a)  All demands, notices, instructions, directions and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service to:

Manager:	TAL International Container Corporation 100 Manhattanville Road Purchase, New York 10577-2135 Attn: Jeffrey M. Casucci, Vice President, Treasury and Credit Fax: 914-697-2526

with a copy to:

TAL International Group, Inc. 100 Manhattanville Road Purchase, New York 10577-2135 Attn: Marc A. Pearlin, General Counsel & Secretary Fax: 914-697-2526

Issuer:	TAL Advantage V LLC 100 Manhattanville Road Purchase, New York 10577-2135 Attn: Jeffrey M. Casucci

with a copy to:

TAL International Container Corporation
100 Manhattanville Road Purchase, New York 10577-2135 Attn: Jeffrey M. Casucci, Vice President, Treasury and Credit Fax: 914-697-2526

Indenture Trustee:	Wells Fargo Bank, National Association MAC N9311-161 Sixth Street and Marquette Avenue Minneapolis, Minnesota 55479
Attn: Corporate Trust Services - Asset-Backed
Administration
Fax: (612) 667-3464

Transition Agent:	Wells Fargo Bank, National Association MAC N9311-161 Sixth Street and Marquette Avenue Minneapolis, Minnesota 55479

Attn: Corporate Trust Services - Asset-Backed
Administration
Fax: (612) 667-3464

Hedge Counterparty:	To its address as set forth in the applicable Hedge Agreement or at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Noteholder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder. Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by fax, or (c) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Indenture with respect to any Series or Class shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series or Class.

Section 1308.                      Consent to Jurisdiction.  ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF THIS INDENTURE, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 1309.                      Captions.  The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 1310.                      Governing Law.  THE INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1311.                      No Petition.  The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute (or cause or direct or solicit any Person to institute) against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding.

Section 1312.                      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS INDENTURE OR ANY OTHER

TRANSACTION DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 1313.       Waiver of Immunity.  To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other Transaction Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Transaction Documents and mandatory requirements of Applicable Law.

Section 1314.       Judgment Currency.  The parties hereto (A) acknowledge that the matters contemplated by this Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Transaction Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Transaction Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any party hereto shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Transaction Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Transaction Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Transaction Documents.

Section 1315.       Consents and Approvals.  If a consent or approval from any Person (other than the Indenture Trustee, the Transition Agent, the Issuer and other than any Noteholder) is required to be provided to the Issuer under this Indenture or any Supplement, such consent or approval shall be deemed to have been given if the Issuer does not receive a written objection from such Person within ten (10) Business Days after a written request by the Issuer for such consent or approval shall have been given.

Section 1316.       Counterparts.  This Indenture may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Indenture by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered, all as of the day and year first above written.

TAL ADVANTAGE V LLC,
By:	TAL International Container Corporation,
its manager

By:

Name:

Title:

TAL V INDENTURE

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not individually but solely as Indenture Trustee

By:

Name:

Title:

TAL V INDENTURE

EXHIBIT A

Form of Non-Recourse Release

Indenture Trustee’s Certificate
pursuant to Section 404 of the Indenture

Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) pursuant to the Indenture (as amended or supplemented from time to time as permitted thereby, the “Indenture”), dated as of February 27, 2013 between TAL ADVANTAGE V LLC (the “Issuer”) and the Indenture Trustee does hereby sell, transfer, assign, deliver and otherwise convey to                                      (the “Assignee”), without recourse, representation or warranty, (except that the Indenture Trustee has not created any liens, claims or encumbrances on any assets identified in the attached schedule and all income and proceeds thereof other than the Lien of the Indenture) all of the Indenture Trustee’s right, title and interest in and to all of the assets identified in the attached schedule and all income thereon and proceeds thereof and all security and documents relating thereto.

IN WITNESS WHEREOF, this document has been duly executed and delivered this        day of                                               .

Wells Fargo Bank, National Association, as Indenture Trustee

By:

Title:

A-1

EXHIBIT B

INVESTMENT LETTER

(Transfers pursuant to Rule 144A)

FOR VALUE RECEIVED the undersigned registered Noteholder (the “Seller”) hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee):

(The         “Purchaser”), Taxpayer Identification No.                                            , [$                        of] [Series            Asset Backed Note bearing number                                     ] (the “Note”) and all rights thereunder, hereby irrevocably constituting and appointing                                        attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

1.  In connection with such transfer and in accordance with Section 205 of the Indenture (as amended or supplemented from time to time as permitted thereby, the “Indenture”), dated as of February 27, 2013 between TAL ADVANTAGE V LLC (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”), the Seller hereby certifies the following facts to the Issuer and the Indenture Trustee:  Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action, in each case which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the Series                  Supplement, dated as of                     , as amended or modified from time to time between the Issuer and the Indenture Trustee.

2.  The Purchaser warrants and represents to, and covenants with the Issuer and the Indenture Trustee pursuant to Section 205 of the Indenture as follows:

a.             The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any State.

b.             The Purchaser is acquiring the Note for investment for its own account only and not for any other Person.

c.             The Purchaser is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.

d.             The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act (“Rule 144A”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  The Purchaser is aware that the sale to it is being made in reliance on Rule 144A.  The Purchaser is acquiring the Note for its own account or for the account of another qualified institutional buyer, understands that such Note may be offered, resold, pledged or transferred only (i) to a qualified institutional, buyer, or to an offeree or purchaser that the Purchaser reasonably believes is a qualified institutional buyer, that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

e.             The Purchaser is not a Competitor.

3.  The Purchaser of a Term Note represents and warrants to the Indenture Trustee that the following statement is true and correct: the Purchaser is not acquiring the Term Note with the plan assets of a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Term Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law.  The Purchaser of a Warehouse Note represents and warrants to the Indenture Trustee that the following statement is true and correct: the Purchaser is not acquiring the Warehouse Note with the plan assets of a Benefit Plan Investor.

4.  This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.

Seller		Purchaser

By:		By:
	Name:		Name:
	Title:		Title:
	Taxpayer Identification No.		Taxpayer Identification No.

Date:		Date:

ANNEX 1 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Purchasers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Investment Letter:

1.             As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other senior executive officer of the Purchaser.

2.             The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $                                    (1) in securities (except for the excluded securities referred to in paragraph 3 below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

☐                                    Corporation.  etc.  The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), a Massachusetts or similar business trust, a partnership, or a charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

☐                                    Bank.  The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial Statements, a copy of which is attached hereto.

☐                                    Savings and Loan.  The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial Statements, a copy of which is attached hereto.

☐                                    Broker-dealer.  The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐                                    Insurance Company.  The Purchaser is organized as an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance, commissioner or a similar official or agency of a State, territory or the District of Columbia.

☐                                    State or Local Plan.  The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

☐                                    ERISA Plan.  The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

☐                                    Investment Advisor.  The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.

(1)                                 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

3.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) securities issued or guaranteed by the U.S.  or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.             For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser (except as provided in Rule 144A(a)(3)) and did not include any of the securities referred to in the preceding paragraph.  Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial Statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction.  However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.

5.             The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the Statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

☐	☐	Will the Purchaser be purchasing the
Yes	No	Note only for Purchaser’s own account?

6.             If the answer to the foregoing question is “no”, the Purchaser agrees that, in connection with, any purchase of securities sold to the Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A.  In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a certificate from such third party substantially identical to this certification or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.             The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Purchaser

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Purchasers That Are Registered Investment Companies]

The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Investment Letter:

1.  As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President or other senior executive officer of the Purchaser or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.  The Purchaser is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone, or the Purchaser’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used (except as provided in Rule 144(a)(3)).

☐                                    The Purchaser owned $                               in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

☐                                    The Purchaser is part of a Family of Investment Companies which owned in the aggregate $                               in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.             The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof), except for a unit investment trust whose assets consist solely of shares on one or more registered investment companies that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other), or, in the case of unit investment trusts, the same depositor.

4.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S.  or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.             The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and the other parties related to the Note are relying and will continue to rely on the Statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

6.             The undersigned will notify the parties addressed the Purchaser Letter to which this certification relates of any changes in the information and conclusions herein.  Until such notice, the

Purchaser’s purchase of the Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Purchaser or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Purchaser

Date:

EXHIBIT C

FORM OF CONTROL AGREEMENT

[See attached]

C-1

EXHIBIT D

Depreciation Policy for Managed Containers (Not Subject to Finance Lease)

Managed Containers (not subject to a Finance Lease) shall be recorded at their Original Equipment Cost.  All such Managed Containers will be depreciated on a straight-line basis from the beginning of the month following the month in which such Container was accepted in accordance with the depreciation method described in the chart below.

	Useful Life (Years)	Residual Value
Dry	13	40%
Reefers	12	25%
Tanks	20	15%
Specials	13	40%

The foregoing notwithstanding, any portion of the Original Equipment Cost of such Managed Container that is attributable to an improvement to such Managed Container pursuant to clause (iii) of the definition of “Original Equipment Cost”, shall be depreciated on a straight-line basis from the beginning of the month following the month in which such improvement was accepted over the remaining depreciation period of such Managed Container to the applicable residual value mentioned above.

D-1

EXHIBIT E

Form of Asset Base Certificate

E-1

EXHIBIT F

Investment Letter (Institutional Accredited Investors)

Wells Fargo Bank, National Association,

as Indenture Trustee

MAC N9311-161

Sixth Street and Marquette Avenue

Minneapolis, MN 55402

Ladies and Gentlemen:

FOR VALUE RECEIVED the undersigned registered Noteholder (the “Seller”) hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee):

(the “Purchaser”), Taxpayer Identification No.                                               , [$                               of] Series [            ] Fixed Rate Asset-Backed Notes bearing number [                                    ] (the “Note”) and all rights thereunder, hereby irrevocably constituting and appointing                                        attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

1.             In connection with such transfer and in accordance with the Indenture (as amended or supplemented from time to time as permitted thereby, the “Indenture”), dated as of the Series [            ] Closing Date, between TAL Advantage V LLC (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”), the Seller hereby certifies the following facts to the Issuer and the Indenture Trustee:  Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action, in each case which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the Series [            ] Supplement, dated as of the Series [            ] Closing Date, as amended or modified from time to time between the Issuer and the Indenture Trustee.

2.             The Purchaser warrants and represents to, and covenants with the Issuer and the Indenture Trustee pursuant to Section 205 of the Indenture as follows:

a.             The Purchaser understands that the Note has not been registered under the 1933

App-A

Act or the securities laws of any State.

b.             The Purchaser is acquiring the Note for investment for its own account only and not for any other Person.

c.             The Purchaser is an Institutional Accredited Investor and a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.

d.             The Purchaser is not a Competitor.

3.             The Purchaser of a Note represents and warrants to the Indenture Trustee that (i) it is not acquiring the Series [            ] Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series [            ] Notes are rated investment grade or better and such person believes that such Series 2013-1 Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, and agrees to so treat such Notes and (b) the acquisition, holding and disposition of the Series [            ] Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable law.  Alternatively, regardless of the rating of Series 2013-1 Notes, such Person may provide the Indenture Trustee and the Issuer with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series [            ] Note or interest therein is permissible under Applicable Law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar Applicable Law, and will not subject the Issuer, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture.

4.             This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.

Seller	Purchaser

By:	By:
Name:	Name:
Title:	Title:
Taxpayer Identification No.	Taxpayer Identification No.
Date:	Date:

E-B

APPENDIX A

MASTER INDEX OF DEFINED TERMS

Except as otherwise provided herein, all references to any agreement defined in this Appendix A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Transaction Documents.  In the event of a conflict, the terms set forth in this Appendix A shall supersede and govern.  All references to statutes (including the UCC), rules and regulations shall be deemed to include such statutes, rules and regulations as the same may be from time to time amended, supplemented or otherwise modified, in each case unless otherwise specified herein. All definitions contained or referred to herein shall be equally applicable to both the singular and plural forms of the terms defined. All references to any Person shall include its successors and permitted assigns. All references to “including” are not intended to limit the generality of any description preceding such term and for purposes hereof and of each Transaction Document the rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to those specifically mentioned.  This Appendix A shall be considered to be a part of the Indenture, and may be amended from time to time in accordance with the provisions thereof.

Account Debtor:  Any “account debtor”, as such term is defined in the UCC.

Accountants Report:  This term shall have the meaning set forth in Section 4.1.6 of the Management Agreement.

Accounts:  Any “account,” as such term is defined in the UCC.

Actual Net Operating Income:  This term shall have the meaning set forth in Section 5.1.1 of the Management Agreement.

Adjusted Net Book Value:  With respect to any Managed Containers being sold, an amount equal to (x) the sum of the respective Net Book Values of such Managed Containers at the time of sale, minus (y) any insurance proceeds, amounts paid by lessees or other Collections received by the Issuer in respect of any damage to such Managed Container which was not repaired prior to sale or in respect of any failure of the lessee to make repairs which were not made prior to sale.

Advance Rate:  With respect to any Series of Notes then Outstanding, the percentage specified as such in the related Supplement.

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

E-C

Aggregate Asset Base:  As of any Determination Date, the sum of the Asset Bases for all Series of Notes then Outstanding.

Aggregate Net Book Value:  As of any date of determination, the sum of the Net Book Values (such Net Book Values to be measured as of the last day of the month immediately preceding such date of determination) of all Eligible Containers.

Aggregate Note Principal Balance:  As of any date of determination, an amount equal to the sum of the then unpaid principal balances of all Series of Notes then Outstanding.

Aggregate Required Asset Base:  As of any Determination Date, an amount equal to the then Aggregate Note Principal Balance for all outstanding Series.

Aggregate Series Invested Amount:  As of any date of determination, an amount equal to the sum of the Series Invested Amounts for all Series of Notes then Outstanding.

Ancillary Fees:  All fees paid to and received by the Manager under Lease Agreements for drop-off, pick-up or repositioning charges, handling fees, repair payments and repair insurance fees which are attributable to the Managed Containers.

Applicable Law:  With respect to any Person or Managed Container, all existing laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority and judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi judicial tribunal or agency of competent jurisdiction applicable to such Person or Managed Container.

Asset Allocation Percentage:  For any Series of Notes, the percentage identified as set forth in the related Supplement.

Asset Base:  As of any Determination Date for each Series of Notes, the amount identified as such in the related Supplement.

Asset Base Certificate:  A certificate with appropriate insertions setting forth the components of the Asset Base, as of the last day of the month for which such certificate is submitted, which certificate shall be substantially in the form attached as Exhibit E to the Indenture and shall be certified by an Authorized Signatory of the Manager.

Asset Base Deficiency:  As of any Payment Date, the condition that exists if the Aggregate Required Asset Base exceeds the Aggregate Asset Base.  If such term is used in a quantitative context, the amount of the Asset Base Deficiency shall be equal to the amount of such excess.

Authorized Officer:  Any of the chief executive officer, president, chief financial officer, treasurer, general counsel or other senior officer of the Manager or of the sole member of the Issuer (as applicable).

E-D

Authorized Signatory:  Any Person designated in a certificate of a secretary or assistant secretary of a Person (or, in the case of a Person that is a limited liability company, any Person designated in a certificate of a secretary or assistant secretary of the manager of such limited liability company) or by written notice by such Person delivered to the Indenture Trustee as authorized to execute documents and instruments on behalf of such Person.

Available Distribution Amount:  For any date of determination, an amount equal to the sum of (i) all amounts representing the Net Operating Income of the Eligible Containers received during the immediately preceding Collection Period, (ii) all other amounts not covered by clauses (i), (iii), (iv) or (v) received by the Issuer subsequent to the immediately preceding Payment Date that pursuant to the terms of the Transaction Documents are required to be deposited into the Trust Account, (iii) any earnings on Eligible Investments in the Trust Account credited to the Trust Account subsequent to the immediately preceding Payment Date, (iv) amounts transferred from the Excess Funding Account to the Trust Account on such Determination Date and for the applicable Payment Date, (v) all Manager Advances made by the Manager in accordance with the terms of the Management Agreement subsequent to the immediately preceding Payment Date, and (vi) if so directed by the Issuer, other amounts, proceeds and funds contemplated by Section 302(f) of the Indenture.  In no event shall the Available Distribution Amount include the proceeds of the Containers and Leases sold at the direction of a Liquidating Series pursuant to Section 804(b) of the Indenture.

Available Funds:  For any Series of Notes, the amount set forth in the related Supplement.

Back-up Data Tape:  This term shall have the meaning set forth in Section 3.10.3 of the Management Agreement

Back-up Manager: Any Person that shall enter into a Back-up Management Agreement as the Back-up Manager, together with its successors and assigns.

Back-up Manager Event: Any events or conditions designated as a Back-up Manager Event in the Supplement for any Series of Notes then outstanding, which continues beyond any grace or cure period specified in such Supplement or which is not waived by the Control Party for such Series within the timeframe specified in the related Supplement.

Back-up Management Agreement:  Any Back-up Management Agreement that is entered into pursuant to Section 3.11 of the Management Agreement, as amended, supplemented or otherwise modified from time to time.

Back-up Management Fee: Any fee to be paid to the Back-up Manager, in accordance with the Back-up Management Agreement.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Benefit Plan:  An “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” within the meaning of Section 4975(e)(1) of the Code or an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity.

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Benefit Plan Investor:  An “employee benefit plan” as defined in Section 3(3) of ERISA whether or not it is subject to Title I of ERISA, a “plan” within the meaning of Section 4975(e)(1) of the Code or an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity.

Book-Entry Custodian:  The Person appointed pursuant to the terms of the Indenture to act in accordance with that certain agreement such Person has with the Depositary, in which the Depositary delegates its duties to maintain the Global Notes to such Person and authorizes such Person to perform such duties.

Breakage Costs:  With respect to any Series of Notes, this term shall have the meaning set forth in the relevant Supplement.

Business Day:  Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, the city in which the Corporate Trust Office of the Indenture Trustee is located, or the city in which the headquarters of the Transition Agent is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

Capital Improvements:  Any structural changes required to be made to the Containers so as to comply with applicable governmental or industry standards.

Capitalized Leases:  Leases under which any Person is the lessee or obligor, the discounted remaining rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Casualty Loss:  With respect to any Managed Container as of any date of determination, any of the following events or conditions:

(i)            total loss or destruction thereof;

(ii)           theft or disappearance thereof without recovery within sixty (60) days after such theft or disappearance becomes known to the Issuer, the Manager or any of its Affiliates;

(iii)          damage rendering such Managed Container unfit for normal use and, in the judgment of the Issuer or the Manager, beyond repair at reasonable cost; or

(iv)          any condemnation, seizure, forced sale or other taking of title to or use of such Managed Container.

Casualty Proceeds:  Any payment to, or on behalf of, the Issuer in connection with a Casualty Loss.

CEU:  The abbreviation used for cost equivalent unit, which expresses fleet size in terms of its capital value, with a container costing the equivalent of one standard 20ft dry-freight container being one CEU, a 40ft standard dry-freight container being 1.6 CEU, and other container types being various CEU multiples determined by their new purchase price..

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Chattel Paper:  Any lease or other chattel paper, as such term is defined in the UCC.

Claim:  This term shall have the meaning set forth in Section 14.1 of the Management Agreement.

Class:  All Notes of a Series having the same right to payment of principal and interest pursuant to the terms of the Supplement pursuant to which such Series of Notes was issued.

Closing Date:  February 27, 2013.

Code:  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Collateral:  This term shall have the meaning set forth in the Granting Clause of the Indenture.

Collection Period:  With respect to the first Payment Date, the period commencing on February 1, 2013 and ending on February 28, 2013 and, for any subsequent Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs through and including the last day of such calendar month.

Collections:  With respect to any Collection Period, an amount equal to the sum of all payments of Estimated Net Operating Income (including any adjustment payments with respect thereto) actually received by, or on behalf of, the Issuer with respect to the Managed Containers during such Collection Period, and, to the extent not included in the foregoing, all Casualty Proceeds, Sales Proceeds and Warranty Purchase Amounts actually received by the Issuer during such Collection Period. Collections for any Collection Period shall include any of the foregoing amounts which are received in any Collection Period but which are deposited in the Trust Account (within the time required by Section 302 of the Indenture) during the immediately succeeding Collection Period; provided, however, that with respect to any rental or other payments received from a lessee during a particular Collection Period which relate to a future Collection Period, such advance payments shall constitute “Collections” in the future Collection Period to which such amounts relate and shall not constitute “Collections” in the Collection Period in which such amounts are received.  In no event shall Collections include the proceeds of the Containers and Leases sold at the direction of a Liquidating Series pursuant to Section 804(b) of the Indenture.

Commercial Tort Claim:  Any commercial tort claim, as such term is defined in the UCC.

Commitment:  This term shall have the meaning given to such term, if applicable, in the related Supplement.

Commitment Fee:  This term shall have the meaning given to such term, if applicable, in the related Supplement.

Competitor:  Any Person engaged and competing with any of the Issuer or the Manager in the container or chassis leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal

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benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor unless such Person or any of its Affiliates are directly and actively engaged in the operation of a container or chassis leasing business.

Concentration Account: One or more bank accounts in the name of TAL.  As of the Closing Date, the Concentration Account is located at Citibank, N.A.

Concentration Limits:  With respect to each Series of Notes, the limitations identified as such in the related Supplement.

Consolidated Cash Interest Expense. For any period, the difference of (i) the aggregate Consolidated Interest Expense for such period, minus (ii) to the extent included in such aggregate Consolidated Interest Expense, and to the extent incurred by TAL International Group or any of its Consolidated Subsidiaries, (a) amortization or write off of debt or equity issuance costs and deferred financing costs, (b) interest expense to the extent not paid in cash attributable to dividends in respect of all Preferred Equity of TAL International Group and its Consolidated Subsidiaries that is not Disqualified Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, and (c) any non-cash interest expense related to (1) any interest expense that has not been paid in cash, (2) accrued interest on Disqualified Stock to the extent not paid, and (3) any incremental non-cash interest expense incurred by TAL International Group or its Subsidiaries as the result of an accounting change in accordance with GAAP that occurs after the Effective Date, plus (iii) without duplication, cash interest payments made in such period (exclusive of any such cash payment funded with the proceeds of an equity offering or capital contribution) related to Consolidated Interest Expense that were deducted from Consolidated Cash Interest Expense in a prior period.

Consolidated EBIT. For any period, means the sum of Consolidated Net Income, plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

(1) all income tax expense of TAL International Group and its Consolidated Subsidiaries, all taxes incurred by TAL International Group and its Consolidated Subsidiaries in respect of the repatriation of income from jurisdictions outside the United States and all amounts paid by TAL International Group and its Consolidated Subsidiaries pursuant to the terms of any tax sharing or similar agreement;

(2) the Consolidated Interest Expense of TAL International Group and its Consolidated Subsidiaries;

(3) depreciation and amortization charges of TAL International Group and its Consolidated Subsidiaries relating to any increased depreciation or amortization charges resulting from purchase accounting adjustments or inventory write-ups with respect to acquisitions or the amortization or write-off of deferred debt or equity issuance costs;

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(4) all other non-cash charges of TAL International Group and its Consolidated Subsidiaries (other than depreciation expense) minus, with respect to any such non-cash charge occurring on or after the Closing Date that was previously added in a prior period to calculate Consolidated EBIT and that represents an accrual of or reserve for cash expenditures in any future period, any cash payments made during such period;

(5) any non-capitalized costs incurred in connection with financings, the Acquisition, acquisitions of Containers or Chassis or dispositions (including financing and refinancing fees and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness);

(6) all non-cash expenses attributable to Incentive Arrangements; and

(7) to the extent that any portion of the Management Fee payable during such period was accrued and not paid during such period, the aggregate amount of expenses attributable to all payments or accruals of Management Fee during such period;

in each case, for such period and as determined on a consolidated basis in accordance with GAAP.

Consolidated EBIT to Consolidated Cash Interest Expense Ratio:  As of any date of determination, means the ratio of (a) the aggregate amount of Consolidated EBIT for the period of the most recent four consecutive fiscal quarters ending on or prior to the date of such determination to (b) Consolidated Cash Interest Expense for such four fiscal quarters.

Consolidated Funded Debt:  As of any date of determination with respect to a Person, the total amount, without duplication, of: (1) the principal amount outstanding under all Indebtedness of such Person and such Person’s Consolidated Subsidiaries, (2) all Finance Lease obligations, as lessee, of such Person and such Person’s Consolidated Subsidiaries, and (3) the aggregate of the present values of future rental payments under any lease of any container which such Person or any of such Person’s Consolidated Subsidiaries is the lessee (i) that is treated by the lessee as an operating lease rather than a capital lease in accordance with GAAP, and (ii) in respect of which the lessor retains or obtains ownership of the property so leased for federal income tax purposes, in the event, but only in the event, that the aggregate of such present values shall be in excess of Twenty-Five Million Dollars ($25,000,000).

Consolidated Interest Expense:  With respect to any Person for any period, the aggregate of the interest expense of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of payments on Capitalized Leases paid, accrued and/or scheduled to be paid or accrued by such Person and its Consolidated Subsidiaries during such period; and (c) net cash costs under all Interest Rate Hedging Agreements (including amortization of fees).

Consolidated Net Income. For any period, the aggregate net income (or loss) of TAL International Group and its Consolidated Subsidiaries for such period on a consolidated basis,

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determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any gain (or loss) realized upon the sale or other disposition of assets (other than Containers, Chassis and Related Assets) of TAL International Group, any Consolidated Subsidiary or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(2) extraordinary gains or losses, as determined in accordance with GAAP;

(3) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(4) the cumulative effect of a change in accounting principles, as determined in accordance with GAAP;

(5) any adjustments, restructuring costs, non-recurring expenses, non-recurring fees, non-operating expenses, charges or other expenses (including bonus and retention payments and non-cash compensation charges) (a) made or incurred in connection with the Acquisition or the financing thereof or (b) incurred in connection with acquisitions of Containers and/or Chassis;

(6) Systems/Organizational Establishment Expenses; and

(7) any net income (or loss) of any Person (other than TAL International Group) if such Person is not a Restricted Subsidiary of TAL International Group; provided, that TAL International Group, or any of its Consolidated Subsidiary’s, equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to TAL International Group or such Consolidated Subsidiary as a dividend or other distribution, in each case for such period.

Consolidated Subsidiaries:  With respect to any Person, each Restricted Subsidiary of such Person that is required to be consolidated with such Person in accordance with GAAP.

Consolidated Tangible Net Worth: As of any date of determination with respect to a Person, the excess of: (a) the tangible assets of such Person and such Person’s Consolidated Subsidiaries calculated in accordance with GAAP plus the aggregate amount of Consolidated Funded Debt of the type specified in clause (3) of the definition of Consolidated Funded Debt, over (b) all Indebtedness of such Person and its Consolidated Subsidiaries; provided, however, that (i) in no event shall there be included in the above calculation any intangible assets such as patents, trademarks, trade names, copyrights, licenses, goodwill, organizational costs, amounts relating to covenants not to compete, or any impact from applications of FASB 133, and (ii) securities included as such intangible assets shall be taken into account at their current market price or cost, whichever is lower.

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Container:  Any marine and maritime container (including dry cargo containers, refrigerated containers (including the associated refrigeration machine), generator sets, gps devices and Specialized Containers) to which any Person either (i) has good title and that is held for lease or sale or (ii) is lessor under any Finance Lease.

Container Fleet:  At any time, the fleet of Containers owned or managed by TAL.

Container Identification Number:  The unique alpha-numeric reference assigned to a Managed Container which is painted on or affixed to such Managed Container.

Container Management System:  The “TERMS 2000” equipment tracking and billing system used by the Manager and any upgrade of, successor to, or replacement for, such system.

Container Related Agreement:  Any agreement relating to the Managed Containers or agreements relating to the use or management of such Managed Containers whether in existence on the Closing Date or thereafter acquired, including, but not limited to, all Leases, the Management Agreement, the Contribution and Sale Agreement and the Chattel Paper to the extent it arises out of or in any way relates to the Managed Containers now owned or hereafter acquired by the Issuer.

Container Representations and Warranties:  With respect to each Container, the representations and warranties of the Seller as set forth in paragraphs (v) through (ii) inclusive of Section 3.01 of the Contribution and Sale Agreement.

Container Revenues:  For any Collection Period, all amounts paid to and received by the Manager which are attributable to the Managed Containers, including but not limited to (i) per diem rental charges (excluding any prepayments thereof), Ancillary Fees and all charges paid in respect of the Managed Containers pursuant to Lease Agreements (including, without duplication, payments on Finance Leases in respect of Managed Containers) but excluding Excluded Amounts, (ii) amounts received from the manufacturers or sellers of the Managed Containers for breach of sale warranties relating thereto or in settlement of any claims, losses, disputes or proceedings relating to the Managed Containers, (iii) amounts received from any other Person in settlement of any claims, losses, disputes or proceedings relating to the Managed Containers, including insurance proceeds relating thereto, and (iv) any insurance premiums relating to the Managed Containers which have been refunded by the insurer. Notwithstanding the foregoing, Container Revenues shall not include Sales Proceeds or Casualty Proceeds.

Container Transfer Certificate:  A Container Transfer Certificate, substantially in the form of Exhibit B to the Contribution and Sale Agreement, executed and delivered by the Seller and the Issuer in accordance with the terms of the Contribution and Sale Agreement.

Contingent Obligation:  As to any Person, means any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property

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constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

Contracts:  All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution and Sale Agreement, any Interest Rate Hedge Agreements, any Currency Hedge Agreements and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

Contribution and Sale Agreement:  The Contribution and Sale Agreement, dated as of the Closing Date, between the Seller and the Issuer, as such agreement shall be amended, modified or supplemented from time to time in accordance with its terms.

Control Agreement:  This term shall have the meaning set forth in Section 303(b) of the Indenture.

Control Party:  This term shall have the meaning set forth in the Supplement for the related Series.

Conversion Date:  The date of the occurrence of a Conversion Event.

Conversion Events:  With respect to a Series of Warehouse Notes, unless otherwise specified in the Supplement for such Series of Notes the occurrence or existence of any of the following events or conditions: (i) the expiration of the stated period of time set forth in the definition of Conversion Date in the related Supplement, unless such period is extended in accordance with the terms of such Supplement, and (ii) the occurrence of an Early Amortization Event under any Series of Notes then Outstanding.

Corporate Trust Office:  The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office shall initially be located at MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

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Credit Agreement:   That certain Amended and Restated Credit Agreement, dated as of November 30, 2011, as amended, restated, or otherwise modified in accordance with its terms, among TAL International Container Corporation, as a borrower, the lenders from time to time party thereto and The Royal Bank of Scotland PLC, as administrative agent and collateral agent thereunder, or any revolving credit facility that may be entered into from time to time as a replacement for such Credit Agreement.

Credit and Collection Policy:  This term is defined in Section 8.1.11 of the Management Agreement.

Currency Hedge Agreement:  An agreement between the Issuer and the Currency Hedge Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith , each in form and substance acceptable to the Requisite Global Majority and for which the Rating Agency Condition has been satisfied, with respect to one or more Lease(s) for which the related lessee is obligated to make payments denominated in a currency other than Dollars pursuant to which (i) the Issuer will receive payments from, or make payments to, the Currency Hedge Counterparty in such currency and (ii) recourse by the Currency Hedge Counterparty to the Issuer is limited to actual rental payments received under such Lease.

Currency Hedge Counterparty: Any Eligible Currency Hedge Counterparty or any counterparty to a currency hedging instrument permitted to be entered into pursuant to the Indenture.

Deal Agent:  The deal agent or agents identified, if applicable, in each Supplement.

Default Fee:  The incremental interest specified in the related Supplement payable by the Issuer resulting from the failure of the Issuer to pay in full any amount due under the Indenture on any Series of Notes Outstanding when such amount becomes due.

Default Rate:  The rate of interest specified in the related Supplement applicable to a Note then earning Default Fee, but in no event to exceed two percent (2%) over the interest rate per annum otherwise then applicable to such Note.

Deficiency Amount: With respect to each Series, this term shall have the meaning set forth in the related Supplement.

Definitive Note:  A Note issued in definitive form pursuant to the terms and conditions of Section 202 of the Indenture.

Deposit Accounts:  Any deposit accounts, as such term is defined in the UCC.

Depositary:  The Depository Trust Company until a successor depositary shall have become such pursuant to the applicable provisions of the Indenture and thereafter “Depositary” shall mean or include each Person who is then a Depositary thereunder. For purposes of the Indenture, unless otherwise specified pursuant to Section 202 of the Indenture, any successor Depositary shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act.

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Depositary Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

Determination Date:  The third (3rd) Business Day prior to any Payment Date.

Direct Operating Expenses:  All direct expenses and costs, calculated on an accrual basis in accordance with GAAP, incurred in connection with the ownership, use and/or operation of a Managed Container, including but not limited to: (i) agency costs and expenses; (ii) depot fees, handling, and storage costs and expenses; (iii) survey, maintenance and repair expenses (including the actual or estimated cost of repairs to be made pursuant to a damage protection plan); (iv) repositioning expense; (v) the cost of inspecting, marking and remarking such Managed Container; (vi) third-party fees for bankruptcy recovery; (vii) legal fees incurred in connection with enforcing rights under the leases of such Managed Container or repossessing such Managed Container; (viii) insurance expense; (ix) federal, state, local and foreign taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against such Managed Container, including but not limited to ad valorem, gross receipts and/or other property taxes imposed against such Managed Container or against the revenues generated by such Managed Container (but not including income taxes imposed on the Manager or any of its Affiliates); (x) expenses, liabilities, claims and costs (including without limitation reasonable attorneys fees) incurred by the Issuer or the Manager (on behalf of the Issuer) by any third party arising directly or indirectly (whether wholly or in part) out of the state, condition, operation, use, storage, possession, repair, maintenance or transportation of such Managed Container; (xi) expenses and costs (including legal fees) of pursuing claims against manufacturers or sellers of such Managed Container; and (xii) non-recoverable sales and value-added taxes on such expenses and costs; provided, however, that in no event shall either of the following be considered a Direct Operating Expense: (a) any selling, general and administrative expenses of TAL International Group, the Issuer or any of their Subsidiaries, or (b) the Management Fee.

Director Services Agreement:  The letter agreement, dated January 15, 2013, between the Manager and the Director Services Provider, and all amendments and supplements thereto.

Director Services Provider:  Lord Securities Corporation and its permitted successors and assigns.

Disposition Fees:  With respect to any Managed Container that (i) has been sold to a third party, or (ii) is the subject of a Casualty Loss, an amount equal to the product of (x) five percent (5%) and (ii) the Sales Proceeds or Casualty Proceeds, as the case may be, realized thereon.

Documents:  Any documents, as such term is defined in the UCC.

Dollars:  The lawful money of the United States of America. This definition will be equally applicable to the sign $.

Early Amortization Event:  Any of the following: a Trust Early Amortization Event or a Series Specific Early Amortization Event.

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Eligible Account:  Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories no lower than Aa2 or AA, as the case may be, or (c) any account held with the Indenture Trustee.

Eligible Container:  Any Managed Container which, individually or when considered with all Managed Containers then owned by the Issuer that are included in the Asset Base, as the case may be, shall comply with each of the following requirements:

(i)            No Liens. The Issuer either (A) has good and marketable title to such Managed Container, free and clear of all Liens other than (x) Permitted Encumbrances and (y) a manufacturer’s or vendor’s lien for the unpaid purchase price of such Managed Container so long as such unpaid purchase price is paid within two Business Days following the later of the acquisition of such Managed Container by the Issuer or the inclusion of such Managed Container in the Asset Base; or (B) is the lessor of such Managed Container under a Finance Lease for which the filing specified in Section 2.03(a)(iii) of the Contribution and Sale Agreement has been made and the Issuer has good title to such Finance Lease free and clear of all Liens other than Permitted Encumbrances; and

(ii)           Specifications. Such Managed Container substantially conforms to the standard specifications used by the Manager from time to time for that category of Managed Container and to any applicable standards promulgated by the International Organization for Standardization; and

(iii)          Container Representations and Warranties. Such Managed Container complies with the Container Representations and Warranties; and

(iv)          Casualty Losses. Such Container shall not have suffered a Casualty Loss; and

(v)           Rights of Lessor Are Assignable.  The rights of the lessor under a Lease Agreement to which a Managed Container is subject (including the right to receive payments from end users) are assignable; and

(vi)          Marketable Title.  The Seller shall have had good and marketable title to such Managed Container other than (x) Permitted Encumbrances, (y) a manufacturer’s or vendor’s lien for the unpaid purchase price of such Managed Container so long as such unpaid purchase price is paid within two Business Days following the later of the acquisition of such Managed Container by the Issuer or the inclusion of such Managed Container in the Asset Base or (z) a Managed Container that is subject to a Finance Lease under which the Seller is the lessor and the Issuer has good title to such Finance Lease free and clear of all Liens other than Permitted Encumbrances; and

(vii)         Transfer of Title.  The Seller and the Issuer shall have taken all necessary actions to transfer title to such Managed Container (other than if such Managed Container is

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subject to a Finance Lease for which the Issuer is the lessor) and all related Leases from the Seller to the Issuer; and

(viii)        No Violation.  The contribution and conveyance of such Managed Container does not violate any agreement of the Seller; and

(ix)          General Terms.  The Lease for such Managed Container shall contain terms that are not substantially different than the terms typically included in a Lease for a Container in the Container Fleet, it being understood that, as a matter of normal business practice, some lessees of Containers in the Container Fleet may negotiate Leases that include terms that are more favorable than terms in other leases;

(x)           Adverse Selection.  Such Managed Container was not subject to any adverse selection procedures other than as contemplated by the Transaction Documents by either the Seller or the Manager, whichever may be applicable, in choosing Containers to be transferred to the Issuer;

(xi)          Original Equipment Cost.  The Original Equipment Cost of such Container shall be no greater than the cost of such Container that is recorded on the Seller’s books at the time of sale to the Issuer;

(xii)         Lessee Insolvency.  As of the related Transfer Date, the Managed Container is not then under lease to a lessee which, to the best knowledge of Manager, is the subject of an insolvency proceeding; and

(xiii)        OFAC Compliance.  Such Container is then not on lease to a Sanctioned Person, or to the actual knowledge of the Issuer or the Manager, is not subleased to a Sanctioned Person or located, operated or used in a Sanctioned Country unless it is used by the government of the United States or one of its allies or pursuant to a license granted by OFAC.

Eligible Currency Hedge Counterparty:  If applicable to any Series, as set forth in the related Supplement.

Eligible Hedge Counterparty:  If applicable to any Series, as set forth in the related Supplement.

Eligible Institution:  Any one or more of the following institutions: (i) the corporate trust department of the Indenture Trustee; provided the Indenture Trustee maintains a long-term unsecured senior debt rating of at least investment grade or better from S&P or Moody’s, or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than “AA” by S&P and “Aa2” by Moody’s, and (y) a short-term unsecured senior debt rating rated in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

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Eligible Interest Rate Hedge Counterparty:  If applicable to any Series, as set forth in the related Supplement.

Eligible Investments:  One or more of the following:

(i)            direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(ii)           demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated “A-1+” by S&P and “Prime 1” by Moody’s;

(iii)          commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated “A-1+” by S&P and “Prime 1” by Moody’s;

(iv)          bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(v)           repurchase obligations with respect to any security pursuant to a written agreement that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (x) a depository institution or trust company (acting as principal) described in clause (ii) or (y) a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated “A-1+” by S&P and “Prime 1” by Moody’s and long-term unsecured debt obligations are rated “AAA” by S&P and “Aaa” by Moody’s; and

(vi)          money market mutual funds registered under the Investment Company Act of 1940, as amended (including funds for which an Affiliate of the Indenture Trustee is acting as investment advisor), having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby.

Each of the Eligible Investments may be purchased by the Indenture Trustee or through an Affiliate of the Indenture Trustee.

Entitlement Order:  This term shall have the meaning set forth in the UCC.

Equipment:  This term shall have the meaning set forth in the UCC.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

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ERISA Affiliate:  With respect to any Person, any other Person with respect to which it is a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) or (c) of the Code.

Estimated Net Operating Income:  This term shall have the meaning set forth in Section 5.1.1 of the Management Agreement.

Event of Default:  Any of the following: a Trust Event of Default or a Series Specific Event of Default.

Excess Concentration Percentage:  As of any date of determination for each Series of Notes then Outstanding, the percentage specified as such in the Supplement pursuant to which such Series of Notes was issued.

Excess Deposit:  This term has the meaning set forth in Section 5.1.1 of the Management Agreement.

Excess Funding Account:  The account or accounts established pursuant to Section 306 of the Indenture.

Excluded Amounts:  Any payments received from the lessee under a Lease in connection with any taxes, fees or other charges imposed by any Governmental Authority, or indemnity payments for the benefit of the originator of such Lease in its individual capacity made pursuant to such Lease.

Excluded Property:  All of the following: (i) the Series Account for each Series; (ii) the Restricted Cash Account for each Series and (iii) each Interest Rate Hedge Agreement entered into pursuant to the terms of a Supplement.

Existing Commitment:  With respect to any Series, one of the following:  (A) for any Series of Warehouse Notes then Outstanding prior to its Conversion Date, the aggregate Initial Commitment with respect to such Series of Notes, consisting of one or more classes, expressed as a dollar amount, as set forth in the related Supplement and subject to reduction from time to time in accordance with the related Supplement, (B) for any Outstanding Series of Warehouse Notes after its Conversion Date the then unpaid principal balance of the Notes of such Series or (C) for each Series of Term Notes the then unpaid principal balance of the Notes of such Series.

Expected Final Maturity Date:  If applicable to any Series, the date on which the principal balance of the Outstanding Notes of such Series is expected to be paid in full. The Expected Final Maturity Date for a Series shall be set forth in the related Supplement.

Fair Market Value: With respect to any asset (including a Container), shall mean the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, which amount shall be determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of the Issuer, the Manager or the Seller.

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FASB 133:  Statement of Financial Accounting Standards No. 133 — “Accounting for Derivative Instruments and Hedging Activities” issued by the Financial Accounting Standards Board.

FATCA: Sections 1471 through 1474 of the Code, as amended, and any regulations or agreements thereunder or official interpretations thereof.

Federal Reserve Bank:  One of the twelve regional banks operated by the Federal Reserve System established by the Federal Reserve Act of 1913 to regulate the U. S. monetary and banking system.

Federal Reserve Board:  The Board of Governors of the Federal Reserve System or any successor thereto.

Finance Lease:  Any Lease for a container that is classified as a “financing lease” pursuant to GAAP, including Statement of Financial Accounting Standards No. 13, as amended.

Finance Lease Percentage Fee:  With respect to any Series of Notes, this term shall have the meaning set forth in the related Supplement.

Financial Assets:  This term shall have the meaning set forth in the UCC.

General Intangibles:  Any “general intangibles”, as such term is defined in the UCC.

Generally Accepted Accounting Principles or GAAP:  Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question.

Global Notes:  Collectively, the Rule 144A Global Notes, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes.

Governmental Authority:  Any of the following:  (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal to whose jurisdiction that Person has consented.

Grant:  To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and perfect a security interest in and right of set-off against, deposit, set over and confirm.

Hedge Agreement:  Any Interest Rate Hedge Agreement or Currency Hedge Agreement, as applicable.

Hedge Counterparty:  Any Interest Rate Hedge Counterparty or Currency Hedge Counterparty, as applicable.

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Hedging Requirement:  With respect to each Series of Notes, this term shall have the meaning set forth in the related Supplement.

Holder:  This term shall have the same meaning as Noteholder.

Incentive Arrangements. With respect to any Person, any (a) earn-out agreements, (b) stock appreciation rights, (c) “phantom” stock plans, (d) employment agreements, (e) non-competition agreements and (f) incentive and bonus plans entered into by such Person for the benefit of, and in order to retain, executives, officers or employees of Persons or businesses.

Increased Costs:  Any fee, expense or increased cost actually charged to or incurred by an Indemnified Party for which such Indemnified Party is entitled to compensation pursuant to the provisions of the related Supplement.

Indebtedness:  With respect to any Person without duplication, means (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (ii) all obligations of such Person in respect of letters of credit, bankers’ acceptances, and bank guaranties issued for the account of such Person, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of (A) the outstanding amount of such Indebtedness and (B) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all capitalized lease obligations of such Person, (v) all Contingent Obligations of such Person and (vi) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are either (x) not overdue by 90 days or more or (y) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted).

Indemnified Party:  This term shall have the meaning set forth, if applicable, in the related Supplement.

Indemnity Amounts:  Indemnity payments to the Holders of the Notes of a Series (or their related creditor liquidity providers), any Interest Rate Hedge Counterparty or any Currency Hedge Counterparty for such Series for Increased Costs, funding costs, Breakage Costs, taxes, other taxes, expenses or other indemnity payments, including, without limitation, the amounts payable pursuant to the provisions of the related Supplement.

Indenture:  The Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

Indenture Trustee:  The Person performing the duties of the Indenture Trustee under the Indenture, initially, Wells Fargo Bank, National Association and any successors and assigns thereof.

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Indenture Trustee’s Fees:  This term shall have the meaning set forth in Section 905 of the Indenture.

Independent:  A natural person who at the date of his appointment as a manager, director or officer possesses the following qualifications: (a) has prior experience as an independent director or manager for a corporation or a limited liability company, the corporate instruments of which require the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of proceedings against it or could file a petition seeking relief under any applicable bankruptcy or insolvency law; and (b) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided always that such individual at the date of such individual’s appointment as such manager, director or officer, or at any time in the preceding five years, or during such person’s tenure shall not be:  (i) an employee, director, shareholder, manager, partner or officer of TAL or an affiliate thereof (other than such person’s service as an independent director or manager of TAL or an affiliate thereof); (ii) a customer or supplier of TAL or an affiliate thereof; (iii) a beneficial owner at the time of such individual’s appointment as an independent manager, or at any time thereafter while serving as an independent manager, of more than 2% of the voting securities of TAL or an affiliate thereof; (iv) affiliated with a significant customer, supplier or creditor of TAL or an affiliate thereof; (v) a party to any significant personal service contracts with TAL or an affiliate thereof; or (f) a member of the immediate family of a person described in (i) or (ii) above.

Independent Accountants:  Ernst & Young LLP or other independent certified public accountants of internationally recognized standing selected by the Issuer and acceptable to the Requisite Global Majority.

Independent Director:  A director or manager of the Issuer who is Independent.

Initial Commitment:  This term shall have the meaning given to such term, if applicable, in the related Supplement.

Insolvency Law:  The Bankruptcy Code or similar applicable law in any other applicable jurisdiction.

Insolvency Proceeding:  Any Proceeding under any applicable Insolvency Law.

Instruments:  Any instrument, as such term is defined in the UCC, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

Intercreditor Agreement:  That certain Intercreditor Agreement, dated as of April 12, 2006, as amended, modified or supplemented from time to time in accordance with its terms, among TAL International Container Corporation, TAL Advantage I LLC, U.S. Bank, National Association, Fortis Capital Corp., Wells Fargo Bank, National Association, as indenture trustee, and various other parties from time to time party thereto.

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Interest Accrual Period:  With respect to each Payment Date, the period commencing on and including the immediately preceding Payment Date (or in the case of the initial Payment Date with respect to a Series, commencing on and including the Issuance Date for such Series) and ending on and including the day before the current Payment Date.

Interest Rate Hedge Agreement:  An ISDA interest rate swap or cap agreement, collar or other hedging instrument between the Issuer and the Interest Rate Hedge Counterparty named therein, each in form and substance reasonably acceptable to the Control Party for the related Series of Notes, that complies with the guidelines set forth in the related Supplement and pursuant to which (i) the Issuer will receive payments from, or make payments to, the Interest Rate Hedge Counterparty based on LIBOR and (ii) recourse by the Interest Rate Hedge Counterparty to the Issuer is limited to distributions to such Interest Rate Hedge Counterparty in accordance with the priority of payments set forth in the related Supplement.

Interest Rate Hedge Counterparty:  Any counterparty to an Interest Rate Hedge Agreement permitted to be entered into pursuant to the terms of a Supplement.

Inventory:  Any inventory, as such term is defined in the UCC.

Investment:  When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property; provided, however, that the term “Investment” shall not include (i) any prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business, (ii) receivables owing to the Issuer, if created or acquired in the ordinary course of its business and payable or dischargeable in accordance with customary trade terms of the Issuer, or (iii) any investments (including debt obligations) received by the Issuer in connection with the bankruptcy or reorganization of lessees, suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, lessees, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business.

Investment Letter:  A letter substantially in the form of Exhibit B to the Indenture.

Investment Property:  This term shall have the meaning set forth in the UCC.

ISDA:  International Swaps and Derivatives Association, Inc., and any successor thereto.

Issuance Date:  With respect to any Series, the date on which the Notes of such Series are originally issued in accordance with the Indenture and the related Supplement; provided, however, that in the case of a Series of Warehouse Notes, the Issuance Date of such Series of

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Warehouse Notes shall be deemed to be the Conversion Date for such Series of Warehouse Notes.

Issuance Date Principal Balance:  For each Series of Notes then Outstanding, the initial unpaid principal balance of all Notes of such Series on the Issuance Date of such Series of Notes.

Issuance Date Restricted Cash Amount:  For each Series of Notes then Outstanding, the amount of the initial deposit to the Restricted Cash Account for such Series of Notes on the Issuance Date of such Series of Notes.

Issuer:  TAL Advantage V LLC, a limited liability company organized under the laws of Delaware, and its permitted successors and assigns.

Issuer Expenses:  For any Collection Period, direct out-of-pocket expenses that are necessary or advisable, in the opinion of the managers of the Issuer, to maintain the corporate existence of the Issuer, including: administration expenses; accounting and audit expenses of the Issuer; premiums for liability, casualty, fidelity, directors’ and officers’ and other insurance; legal fees and expenses; other professional fees; franchise taxes and other similar taxes (but excluding income taxes); and surveillance and other fees assessed by the Rating Agencies.

Last Lessee Damage Payment:  The last payments received from a lessee in respect of damages to or repair of a Managed Container that is designated for sale.

Lease or Lease Agreement:  Each and every item of Chattel Paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) to which a Container is subject from time to time and including any Lease entered into from time to time by TAL pursuant to which TAL leases one or more Containers from its Container Fleet. The term Lease includes, without limitation, (a) all payments to be made by the lessee thereunder, (b) all rights of the lessor thereunder, (c) any and all amendments, renewals or extensions thereof and (d) guaranties, or other credit support or Supporting Obligation provided by, or on behalf of, the lessee with respect thereof.

Legal Final Maturity Date: With respect to any Series, this term shall have the meaning set forth in the related Supplement.

Letter-of-Credit Rights:  This term shall have the meaning set forth in the UCC.

Leverage Ratio: For any Person, on a consolidated basis, as of a date of determination, the ratio of (a) Consolidated Funded Debt to (b) Consolidated Tangible Net Worth.

Lien:  Any security interest, lien, charge, pledge, equity or similar encumbrance of any kind.

Liquidation Deficiency Series:  Any Liquidating Series that (i) has sold a portion of the Containers and related Leases in accordance with Section 804 of the Indenture, and (ii) after giving effect to the application of the net proceeds of such Containers and related Leases, a Liquidation Deficiency Series Amount exists.

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Liquidation Deficiency Series Amount:  For any Liquidating Series, an amount equal to the then unpaid principal balance of, and accrued interest on, all classes of the Notes of such Liquidating Series, after giving effect to the application of the proceeds of the sale relating to such Liquidating Series contemplated by Section 804 of the Indenture.

Liquidating Series:  This term shall have the meaning set forth in Section 804(b) of the Indenture.

List of Containers:  A printed list of the Containers transferred by the Seller to the Issuer and hereby certified by an Authorized Signatory, which includes a true and complete list of all Containers to be conveyed on any Transfer Date. The List of Containers will include the following information for each such Container: (i) its Container Identification Numbers and (ii) the type of Container. Supplements to the List of Containers will be attached to the Container Transfer Certificate and will contain only unit Container Identification Numbers for each Container.

Majority of Holders:  With respect to a Series means, unless otherwise provided in the Supplement related to such Series, Holders of such Class evidencing more than fifty percent (50%) of the then outstanding principal balance of such Series of Notes; or (ii) if such Series includes multiple Classes, the Persons specified in such Supplement.

Managed Containers:  All Containers owned by the Issuer at any time.

Management Agreement:  The Management Agreement, dated as of the Closing Date entered into by and between TAL and the Issuer, as amended, modified or supplemented from time to time.

Management Fee:  For any Series of Notes then Outstanding, this term shall have the meaning set forth in the related Supplement.

Management Fee Arrearage:  For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods.

Manager:  The Person performing the duties of the Manager under the Management Agreement; initially, TAL including its Affiliates listed on Exhibit B of the Management Agreement.

Manager Advance:  This term shall have the meaning set forth in Section 4.2 of the Management Agreement.

Manager Default:  The occurrence of any of the events or conditions set forth in Section 9.1 of the Management Agreement.

Manager Report:  This term is defined in Section 4.1.2 of the Management Agreement.

Manager Termination Notice:  This term is defined in Section 9.2 of the Management Agreement.

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Managing Officer:  Any representative of the Manager involved in, or responsible for, the management of the day-to-day operations of the Issuer and the administration and servicing of the Containers and the other Collateral whose name appears on a list of managing officers furnished to the Issuer and the Indenture Trustee by the Manager, as such list may from time to time be amended.

Material Adverse Change:  Any set of circumstances or events which (a) pertains to the Issuer, the Seller or the Manager and has any material adverse effect whatsoever upon the validity or enforceability of any Transaction Document or the security for any of the related Notes or the ability of the Indenture Trustee to enforce any of its legal rights or remedies pursuant to the Transaction Documents or (b) materially impairs the ability of either the Issuer, the Seller or the Manager to fulfill its obligations under the Transaction Documents.

Minimum Principal Payment Amount:  Except as otherwise set forth in the applicable Supplement, for any Series of Outstanding Notes for any Payment Date, the excess, if any, of (x) the then aggregate unpaid principal balance of such Series over (y) the Minimum Targeted Principal Balance for such Series for such Payment Date.

Minimum Targeted Principal Balance:  For any Series of Notes then Outstanding this term shall have the meaning set forth in the related Supplement.

Moody’s:  Moody’s Investors Service, Inc., and any successor thereto.

MSC:  MSC Mediterranean Shipping Company, S.A. and its Affiliates.

Net Book Value:   As of any date of determination, with respect to any Managed Container that is not subject to a Finance Lease, the Net Book Value shall be the Original Equipment Cost less accumulated depreciation; provided, that (A) each Managed Container subject to a long-term or service lease is depreciated on a straight-line basis (i) over 13 years to an amount equal to 40% of Original Book Value for dry Containers and special Containers, (ii) over 20 years to an amount equal to 15% of Original Book Value for tank Containers and (iii) over 12 years to an amount equal to 25% of Original Book Value for refrigerated Containers, and (B) the “Original Book Value” is assumed to be the starting value for the Managed Container that would result in the current Net Book Value if depreciated for the current age of the Managed Container.  As of any date of determination, with respect to any Managed Container that is subject to a Finance Lease, the Net Book Value shall be one hundred percent (100%) of the net book value of such Finance Lease, as determined in accordance with GAAP.

Net Operating Income:  For any Collection Period, an amount equal to the excess (if any) of (i) the Container Revenues actually received during such Collection Period, over (ii) the Direct Operating Expenses accrued during such Collection Period.

NOI Percentage Fee:  With respect to any Series of Notes, this term shall have the meaning set forth in the related Supplement.

Note Owners:  With respect to a Global Note, the Person who is the owner of such Global Note, as reflected on the books of (i) the Depositary (a direct participant) or (ii) a Person maintaining an account with the Depositary (an indirect participant).

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Note Purchase Agreement:  Any underwriting agreement or other purchase agreement for the Notes of any Class or Series as each such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

Note Register:  This term shall have the meaning set forth in Section 205 of the Indenture.

Note Registrar:  This term shall have the meaning set forth in Section 205 of the Indenture.

Noteholder:  The Person in whose name a Note is registered in the Note Register.

Noteholder FATCA Information: Information sufficient to determine the applicability of, or to determine the amount of, U.S. withholding tax under FATCA.

Noteholder Tax Identification Information: Properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code) sufficient to determine the applicability of, or to determine the amount of, U.S. withholding tax (including back-up withholding) under the Code.

Notes:  Any one of the promissory notes or other securities executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement.

OFAC:  The Office of Foreign Assets Control of the United States Department of the Treasury.

Officer’s Certificate:  A certificate signed by a duly authorized officer or manager of the Person who is required to sign such certificate.

Opinion of Counsel:  A written opinion of counsel, who, unless otherwise specified, may be counsel employed by the Issuer, the Seller or the Manager, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

Original Equipment Cost:  With respect to any Container as of any date, an amount equal to the average, for all Issuer Containers of the same equipment type and year of manufacturer, the sum of (i) the greater of (A) the vendor’s or manufacturer’s invoice price of such Container and (B) with respect to those Containers owned by TAL, and TOCC immediately prior to the Closing Date that were acquired by TAL or TOCC prior to November 4, 2004 through an asset purchase or other acquisition, the purchase price allocated to a Container by TAL or TOCC, as applicable in the acquisition of such Container, plus (ii) reasonable and customary inspection, transport and initial positioning costs necessary to put such Container in service not to exceed

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three percent (3%) of the amount described in clause (i) above, plus (iii) the cost of any Capital Improvements made to such Container, by, or on behalf of, the Issuer which expenditures are capitalized in accordance with GAAP, provided however, that the aggregate amount of Capital Improvements that may be included in the calculation of the Aggregate Net Book Value as of any date of determination may not exceed an amount equal to five percent (5%) of the Aggregate Net Book Value, plus (iv) reasonable acquisition fees and other fees allocated by the Seller not to exceed two and one half percent (2.5%) of the amount described in clause (i) above.

Outstanding:  When used with reference to the Notes and as of any particular date, any Note theretofore or thereupon being authenticated and delivered except:

(i)                                     any Note cancelled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly cancelled by the Issuer at or before said date;

(ii)                                  any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon or prior to maturity or the redemption date of such Note);

(iii)                               any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and

(iv)                              for purposes of determining which Notes are entitled to vote with respect to a particular matter, any Note held by the Issuer, the Seller or any Affiliate of either the Issuer or the Seller, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded;

provided, however, that notwithstanding the foregoing, a Note of a Liquidating Series shall be considered to be Outstanding.

Outstanding Obligations:  As of any date of determination an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all Notes issued under the Indenture or any supplement thereto or any note purchase agreement, (ii) all other amounts owing to holders of Outstanding Notes or to any person under the Indenture or any supplement thereof, (iii) amounts owing by the Issuer under any Interest Rate Hedge Agreement and (iv) amounts owing by the Issuer under any Currency Hedge Agreement.

Owner:  This term has the same meaning as Issuer.

Ownership Interests:  An ownership interest in a Global Note.

Payment Date:  The 20th day of each month (or, if such 20th day is not a Business Day, the next succeeding Business Day), commencing on March 20, 2013.

Permanent Regulation S Global Notes:  The permanent book-entry notes in fully registered form without coupons that are exchangeable for Temporary Regulation S Global

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Notes after the expiration of the 40-day distribution compliance period and which will be registered with the Depositary.

Permitted Business: The marine container leasing business and any business that is the same as or similar, reasonably related, complementary, ancillary or incidental to the marine container leasing business, including, but not limited to, the leasing of chassis.  The container logistics business, the container purchase and resale business, and the static storage business, all as currently engaged in by TAL International Group, TAL or their respective Subsidiaries on the Closing Date are also deemed to be a Permitted Business.  For the avoidance of doubt, all activities contemplated by the Transaction Documents shall be deemed to be a “Permitted Business” hereunder.

Permitted Encumbrance:  With respect to the Collateral, any of the following:

(i)                                     Liens for taxes, assessments or governmental charges or levies not yet delinquent or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP;

(ii)                                  Liens in respect of property or assets of the Issuer or any of its Subsidiaries imposed by law which have not arisen to secure Indebtedness for borrowed money, such as carriers’, seamen’s, stevedores’, wharfinger’s, depot operators’, transporters’, warehousemens’, mechanics’, landlord’s, suppliers’, repairmen’s or other like Liens, and relating to amounts not yet due or which shall not have been overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP;

(iii)                               Liens created pursuant to the terms of the Indenture and the other Transaction Documents;

(iv)                              Liens arising from judgments, decrees or attachments in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings (including in connection with the deposit of cash or other property in connection with the issuance of stay and appeal bonds);

(v)                                 licenses, sublicenses, leases or subleases (including Leases) granted by, or on behalf of, the Issuer to third Persons in the ordinary course of business;

(vi)                              Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by the Issuer as lessor in the ordinary course of business;

(vii)                           Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties not past due in connection with the importation of goods;

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(viii)                        Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and

(ix)                              Liens of any lessee under any Finance Lease;

provided, however, that any proceedings of the type described in clauses (i), (iv) or (vii) above would not reasonably be expected to subject the Indenture Trustee, any Hedge Counterparty or the Noteholders to any civil or criminal penalty or liability or involve any risk of loss, sale or forfeiture of any portion of the Collateral that would result in an Asset Base Deficiency.

Person:  An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

Plan:  An “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA which is subject to Title IV of ERISA.

Plan Asset Regulations: Section 2510.3-101 of the regulations of the U.S. Department of Labor.

Predecessor Container:  This term shall have the meaning set forth in Section 3.04 of the Contribution and Sale Agreement.

Prepayment:  Any mandatory or optional prepayment of principal of a Series of Notes prior to the Expected Final Maturity Date of such Series of Notes made in accordance with the terms of the Indenture.

Principal Terms:  With respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Class of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and on which principal is scheduled to be paid; (v) the designation of all Series Accounts and the terms governing the operation of all such Series Accounts; (vi) the Expected Final Maturity Date (if any) and the Legal Final Maturity Date for the Series; (vii) the number of Classes of Notes of the Series and, if the Series consists of more than one Class, the rights and priorities of each such Class; (viii) the priority of such Series with respect to any other Series; (ix) the designated Control Party with respect to such Series and the Rating Agencies, if any, for such Series; (x) those items constituting Priority Payments for such Series; (xi) the designation of such Series as either a Term Note or a Warehouse Note; (xii) the calculation of the Asset Base, the Asset Allocation Percentage, the Advance Rate, the Required Overcollaterized Percentage and the Excess Concentration Percentage for such Series; and (xiii) any other terms of such Series.

Priority Payments:  For each Series of Notes then Outstanding on any Payment Date, all amounts to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (but not Default Fees or any other interest expressly excluded pursuant to

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the terms of the Supplement for such Series) on such Series of Notes and (ii) commitment fees payable to the Holders of such Series of Notes, shall be a Priority Payment for such Series.

Proceeding:  Any suit in equity, action at law, or other judicial or administrative proceeding.

Proceeds:  “Proceeds”, as such term is defined in the UCC.

Prospective Owner:  This term shall have the meaning set forth in Section 205(j) of the Indenture.

Rating Agency or Rating Agencies:  With respect to any outstanding Series or Class, each statistical rating agency (if any) selected by the Issuer for such Series to rate such Series or Class and that has an outstanding rating with respect to such Series or Class.  Each such Rating Agency shall be identified in the related Supplement.

Rating Agency Condition:  With respect to any action to be taken or proposed to be taken, each Rating Agency having notified the Issuer, or the Manager, in writing that such action will not result in a reduction or withdrawal of its then-current rating of any Series of Notes then Outstanding.

Record Date:  With respect to any Payment Date, unless otherwise specified in a Supplement, the last Business Day of the calendar month immediately preceding such Payment Date.

Regulation S Global Notes: Collectively, the Permanent Regulation S Global Notes and the Temporary Regulation S Global Notes.

Related Assets:  With respect to any Transferred Container, all of the following:  (i) all Casualty Proceeds, Sales Proceeds and Container Revenues accrued as of the related Transfer Date, or such other date specified in the Contribution and Sale Agreement or Container Transfer Certificate, as the case may be, (ii) all right, title and interest in and to, but none of the obligations under, any agreement with the manufacturer of such Container or any third party with respect to such Container, and all amendments, additions and supplements made with respect to such Container, (iii) all right, title and interest in and to any Lease Agreement to which such Container is subject, (to the extent, but only to the extent, that Lease Agreement relates to such Container), including, without limitation, the Seller’s interest under all amendments, additions and supplements thereto, (iv) all other security interests or liens and property subject thereto from time to time purporting to secure payment of a Lease Agreement (to the extent, but only to the extent, attributable to such Container), (v) all letters of credit, guarantees, Supporting Obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Lease Agreement (to the extent, but only to the extent, attributable to such Container), (vi) any insurance proceeds received with respect to such Container, (vii) all books and records relating to such Container, (viii) all payments, proceeds and income of the foregoing or related thereto; (ix) any agreement with the manufacturer of such Container, and all amendments, additions and supplements made with respect to such Container, to the extent, but only to the extent, relating to such Container; and (x) all rights under UCC financing statements or documents of similar import evidencing a security interest in favor of the

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Seller with respect to such Container (including any such financing statement filed pursuant to Section 2.03(a)(iii) of the Contribution and Sale Agreement).

Required Deposit Rating:  With regard to an institution, the short-term unsecured senior debt rating of such institution is in the highest category by each Rating Agency, or if no Series is rated, by each of S&P and Moody’s.

Required Overcollateralization Amount:  For any Series of Notes, the amount set forth in the related Supplement.

Required Overcollateralization Percentage:  For any Series of Notes, the percentage set forth in the related Supplement.

Required Payments.  For any Series of Notes then Outstanding, the payments identified as such in the related Supplement.  Such Supplement shall also specify the relative priority in which the various components of the Required Payments are to be paid.

Required Payment Deficiency:  For each Series of Notes then Outstanding, the condition that will exist if funds on deposit on the Series Account for such Series (determined after giving effect to all draws on the Restricted Cash Account for such Series, but without giving effect to any allocation of Shared Available Funds to such Series) is not sufficient to pay all Required Payments for such Series of Notes.

Requisite Global Majority:  As of any date of determination, the determination of whether a Requisite Global Majority exists with respect to a particular course of action shall be determined in accordance with Section 503 of the Indenture.

Responsible Officer:  When used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Indenture.

Restricted Cash Account:  For any Series of Notes then Outstanding, the account identified as such in the related Supplement.

Restricted Cash Amount:  For any Series of Notes then Outstanding, the amount identified as such in the related Supplement.

Restricted Subsidiary:  With respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary (as defined in the Credit Agreement) of such Person.

Rule 144A:  Rule 144A under the Securities Act, as such rule may be amended from time to time.

Rule 144A Global Notes: The permanent book-entry notes in fully registered form without coupons that represent the Notes sold in reliance on Rule 144A and which will be registered with the Depositary.

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S&P:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

Sale:  This term shall have the meaning set forth in Section 816 of the Indenture.

Sales Proceeds:  With respect to any Managed Container that (i) has been sold to a third party, or (ii) is the subject of a Casualty Loss, an amount equal to the excess of (a) the gross proceeds of the sale or other disposition (including any Last Lessee Damage Payment) of a Managed Container or Casualty Proceeds, if any, received by the Manager in respect of a Managed Container, over (b) commissions, administrative fees, handling charges, taxes, reserves or other similar amounts paid, or to be paid, to Persons other than the Manager in connection with the sale or other disposition as determined in the sole discretion of the Manager; provided, however, that to the extent that any such commission, administrative fees, handling charges or other similar amount is to be paid to an Affiliate of the Manager, the amount of such fee or other charge shall not exceed the amount that would have otherwise been payable to an independent third party in an arms-length transaction.

Sanctioned Country:  A country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

Sanctioned Person:  Any of the following currently or in the future: (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent the agency, organization, or person is subject to a sanctions program administered by OFAC.

Scheduled Principal Payment Amount:  Except as otherwise set forth in an applicable Supplement, for any Payment Date for any Series of Outstanding Notes, the excess, if any, of (x) the then unpaid principal balance of such Series (after giving effect to any payment of the Minimum Principal Payment Amount for such Series on such Payment Date), over (y) the Scheduled Targeted Principal Balance for such Series for such Payment Date.

Scheduled Targeted Principal Balance:  For any Series of Notes then Outstanding, this term shall have the meaning set forth in the related Supplement.

Securities Act:  The Securities Act of 1933, as amended from time to time.

Security Entitlements:  This term shall have the meaning set forth in the UCC.

Securities Intermediary:  The Person then acting as “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) for any of the Trust Account, the Restricted Cash Account and any Series Accounts; initially, Wells Fargo Bank, National Association.

Seller:  TAL, and its successors and permitted assigns.

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Senior Notes:  With respect to any Series of Notes issued with multiple Classes, each Class of such Series of Notes that is entitled to priority over another Class of Notes of such Series with respect to payments of principal and/or interest.  With respect to any Series of Notes issued with only one Class, such Class shall be the Senior Notes of such Series.

Series:  Any series of Notes established pursuant to a Supplement.

Series Account:  Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders and any related Interest Rate Hedge Counterparties of any Series, if any, as specified in the related Supplement.

Series Collection Allocation Percentage:  For any Series of Notes then Outstanding, this term shall have the meaning set forth in the related Supplement.

Series Invested Amount:  For each Series of Notes then Outstanding, the amount identified as such in the related Supplement for such Series.

Series Issuance Date:  With respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 1006 of the Indenture and the related Supplement.

Series Restricted Cash Amount:  For any Series of Notes then Outstanding, the amount identified as such in the related Supplement.

Series Specific Early Amortization Event:  This term shall have the meaning set forth in Section 1201 of the Indenture.

Series Specific Event of Default:  This term shall have the meaning set forth in the last paragraph of Section 801 of the Indenture and in the related Supplement.

Series Specific Manager Default:  This term shall have the meaning set forth in Section 9.1.12 of the Management Agreement.

Series Unpaid Principal Balance:  As of any date of determination for each Series of Notes then Outstanding, an amount equal to the then unpaid principal balance of all Notes of such Series that are then Outstanding.

Servicing Standard:  This term shall have the meaning set forth in Section 3.1 of the Management Agreement.

Shared Available Funds:  For any Series, this term shall have the meaning set forth in the Supplement for such Series.

Specialized Containers:  All refrigerated containers, tank containers, special purposes containers, open top containers, flat rack containers, bulk containers, high cube containers (other than 40’ high cube dry containers), cellular palletwide containers and all other types of containers other than standard dry cargo containers.

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State:  Any state of the United States of America and, in addition, the District of Columbia.

Subject Note:  This term shall have the meaning set forth in Section 205(l) of the Indenture.

Subordinated Notes:  With respect to any Series of Notes issued with multiple Classes, the Class of Notes of such Series that is not a Senior Note.

Subservicer: This term shall have the meaning set forth in Section 2.2 of the Management Agreement.

Subservicing Agreement: This term shall have the meaning set forth in Section 2.2 of the Management Agreement.

Subsidiary:  A subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

Substitute Container:  This term is defined in Section 3.04 of the Contribution and Sale Agreement.

Supplement:  Any supplement to the Indenture executed in accordance with Article X of the Indenture.

Supplemental Principal Payment Amount:  For any Series of Notes, this term shall have the meaning set forth in the related Supplement.

Supporting Obligation:  This term shall have the meaning set forth in the UCC.

Systems/Organizational Establishment Expenses. The aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuer in establishing, implementing, integrating or replacing financial, information technology and other similar systems of the Issuer.

TAL:  TAL International Container Corporation, a Delaware corporation.

TAL International Group:  TAL International Group, Inc., a Delaware corporation.

Tape:  This term shall have the meaning set forth in Section 3.10.3 of the Management Agreement.

Taxes:  This term shall have the meaning set forth in the related Supplement.

Temporary Regulation S Global Notes: The temporary book-entry notes in fully registered form without coupons that represent the Notes sold in offshore transactions within the

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meaning of and in compliance with Regulation S under the Securities Act and which will be registered with the Depositary.

Term:  This term shall have the meaning set forth in Section 6.1.1 of the Management Agreement.

Term Note:  Any Note that pays principal and interest on each Payment Date from and after its date of issuance.

TOCC:  Trans Ocean Container Corporation, a corporation organized under the laws of the State of Delaware, and its successors and permitted assigns.

Transaction Documents:  Any and all of the Indenture, each Supplement, the Notes, the Management Agreement, any Back-up Management Agreement, the Contribution and Sale Agreement, the Director Services Agreement, each Note Purchase Agreement, the Transition Agent Agreement, the Interest Rate Hedge Agreements (upon execution thereof), the Currency Hedge Agreements (upon execution thereof), all other transaction documents and any and all other agreements, documents and instruments executed and delivered by or on behalf of support of Issuer with respect to the issuance and sale of the Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

Transfer Date:  The date on which a Container is contributed or sold by the Seller to the Issuer pursuant to the terms of the Contribution and Sale Agreement.

Transferee:  This term shall have the meaning set forth in Section 205(1) of the Indenture.

Transferred Assets:  Transferred Containers and Related Assets collectively.

Transferred Container:  A Container transferred by the Seller to the Issuer.

Transferred Note:  This term shall have the meaning set forth in Section 205(1) of the Indenture.

Transition Agent Agreement:  The Transition Agent Agreement, dated as of the Closing Date, among the Issuer, TAL, the Transition Agent and the Indenture Trustee, as such agreement shall be modified or supplemented from time to time in accordance with its terms.

Transition Agent Fee:  This term shall have the meaning given thereto in the Transition Agent Agreement.

Transition Agent:  Wells Fargo Bank, National Association, a national banking association, and its permitted successors and assigns.

Trust Account:  The account or accounts established pursuant to Section 302 of the Indenture.

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Trust Early Amortization Event:  This term shall have the meaning set forth in Section 1201 of the Indenture.

Trust Event of Default:  This term shall have the meaning set forth in Section 801 of the Indenture.

Trust Manager Default:  This term shall have the meaning set forth in Section 9.1 of the Management Agreement.

UCC:  The Uniform Commercial Code as in effect in the State of New York.  In the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Indenture Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

UNIDROIT Convention:  Any convention promulgated by the International Institute for the Unification of Private Law specifically dealing with interests in shipping containers.

Verification Auditor:  This term is defined in Section 9.2 of the Management Agreement.

Warehouse Notes:  Any Series of Notes that contains (or for which the related Supplement or Note Purchase Agreement contains) provisions whereby (i) the Issuer from time to time may request additional fundings from the related Noteholders and (ii) the unpaid principal balances of such Notes are not scheduled to amortize for some specified period of time.  If the Conversion Date for a Series of Warehouse Notes has occurred, such Series shall no longer be considered an Outstanding Series of Warehouse Notes, but shall instead be considered an Outstanding Series of Term Notes.

Warranty Purchase Amount:  With respect to any Managed Container, an amount equal to the excess of (i) the Net Book Value of such Managed Container on the date which the Issuer acquired such Container from the Seller pursuant to the Contribution and Sale Agreement, over (ii) the aggregate amount of Net Operating Income received by the Issuer with respect to such Managed Container since the date on which the Issuer acquired such Managed Container.

Weighted Average Age:  For any date of determination, an amount equal to (i) the sum of the products, for each Managed Container, of (A) the age in years of such Managed Container and (B) the Net Book Value of such Managed Container, divided by (ii) the Aggregate Net Book Value.

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